THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“the COMMISSION”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE SALE THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A/A Offering Circular

Regulation A Tier 2 Offering

Offering Circular

For

UPSTREAM LIFE SECURITIES FUND I, LLC

A Louisiana Limited Liability Company

July 8, 2026

SECURITIES OFFERED:	Investment Certificates
MAXIMUM OFFERING AMOUNT:	$75,000,000.00
MINIMUM OFFERING AMOUNT:	None
MINIMUM INVESTMENT AMOUNT:	$25,000.00
CONTACT INFORMATION:	265 North Lamar Blvd., Suite A Oxford, MS 38655 (844) 723-3985
1

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten (10%) percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

Upstream Life Securities Fund I, LLC (the “Fund” or the “Issuer” or the “Company”) is a Louisiana limited liability company offering (the “Offering”) by means of this offering circular (the “Offering Circular”), junior, unsecured indebtedness in the form of Investment Certificates (the “Certificate”). The Fund intends to use the proceeds of this Offering (“Proceeds”) to support our associated insurance and reinsurance organizations licensed to sell, underwrite and market life, health insurance and annuity products throughout the United States. Please see further information about the Issuer in the section below titled “Description of the Business”.

The Offering is on a Best Efforts and ongoing basis to investors who meet the investor suitability standards as set forth herein. (See “Investor Suitability Standards” below). Persons interested in investing in the Fund will subscribe for the Certificates by executing and submitting the Subscription Agreement and Investor Suitability Questionnaire, attached as Exhibit 1. The Fund will offer the Certificates through its own website invest.upstreamlife.us (“Platform”) and through Icon Capital Group, LLC, (“Icon”) as a FINRA registered broker-dealer, which will be compensated for its services in this transaction, as described further below. The Company expects to market the Certificate through Icon and will only market Certificates to Qualified Purchasers (as defined herein). The Company will review Investor information for regulatory compliance as well as review subscription agreements for completion. At each closing date, the net proceeds for such closing will be disbursed to the Fund and Certificates relating to such net proceeds will be issued to their respective investors. See “Plan of Distribution” for more details.

Persons who purchase Certificates will be debtholders of the Fund and will hereinafter be referred to as “Cert-Holders” or in the singular a “Cert-Holder.” The minimum investment amount per Cert-Holder is Twenty-Five Thousand ($25,000.00) for the Offering (the “Minimum Investment Amount”). The Fund does not intend to list the Certificates for trading on any exchange or other trading market (See “Description of the Securities” below.)

Sales of the Certificates pursuant to this Regulation A Tier 2 Offering will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Fund, in its sole discretion, elects to terminate, (b) the date upon which all Certificates have been sold, or (c) exactly 12 months after the Effective Date (the “Offering Period”).

Prior to this Offering, there has been no public market for the Certificates, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Fund. The Fund does not currently have plans to list any Certificates on any securities market. Investing in the Fund through the purchase of Certificates involves risk, some of which are set forth below. See the section titled “Risk Factors” to read about the factors an Investor should consider prior to purchasing Certificates.

This Offering does not have a minimum offering amount. Accordingly, we may accept subscriptions and issue Certificates even if we raise substantially less than the maximum offering amount. Because there is no minimum offering amount, investors will not have the protection of an escrow or other arrangement under which investor funds would be returned if we do not raise a specified amount of proceeds.

Although there is no minimum offering amount, we currently estimate that we will require approximately $2,000,000 of capital to commence operations and execute our business plan at an initial operating level.

2

We expect this amount to be used primarily to support working capital and ordinary-course business expenses, including audit, legal, regulatory, compliance, administrative and other operating expenses, and to begin implementing our strategy of supporting associated insurance operations and related investments.

If we raise substantially less than the maximum offering amount, including an amount below the approximately $2,000,000 that we estimate is necessary to commence operations and execute our business plan at an initial operating level, we may not have sufficient capital to fully implement our business plan. In that event, we may be required to delay, reduce or modify our planned operations, limit the amount of capital allocated to associated insurance operations and investments, defer certain expenses, seek additional financing, or rely on financial support from the Manager or affiliates. Raising less than the maximum offering amount could also reduce our ability to generate cash flows, diversify our investments, support regulatory and compliance expenses, and satisfy ongoing obligations as they become due.

If the Company does not raise sufficient proceeds to support its initial operating needs, the Manager currently intends to provide additional capital to the Company through equity contributions or other financial support. However, the Manager is not obligated to provide additional capital or other financial support. There can be no assurance that any additional capital from the Manager, its affiliates or third parties will be available when needed, in the amounts required, on acceptable terms, or at all. If we are unable to obtain sufficient capital, our ability to commence operations, execute our business plan, support associated insurance operations and satisfy our obligations under the Certificates could be materially and adversely affected.

As soon as the Fund accepts a subscription, the subscriber’s funds will be deposited into the Fund’s operating account, and the subscriber will become a Cert-Holder and listed on the Fund’s Certificate register. As of the date of this Offering Circular, the Fund has engaged KoreTransfer USA, LLC (“KoreTransfer”) as transfer agent for this Offering.

Investing in the Certificates is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. (See “Risk Factors” below) There are material income tax risks associated with investing in the Fund that prospective Investors should consider. (See “Income Tax Considerations” below.)

The Fund is following the “Offering Circular” format of disclosure under Regulation A.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE FUND PURSUANT TO RULE 251(D) (3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE FUND INTENDS TO OFFER THE CERTIFICATES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE FUND INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE FUND REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

3

The Fund will commence sales of the Certificates immediately upon qualification of the Offering by the SEC. The Fund approximates material operations will commence within Q3-2026.

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Fund***	Proceeds to other Persons
Minimum Amount to be Raised per Certificate	$25,000.00	$2,500.00	$22,500.00	N/A
Minimum Investment Amount	$25,000.00	$2,500.00	$22,500.00	N/A
Minimum Offering Amount	N/A	N/A	N/A	N/A
Maximum Offering Amount	$75,000,000.00	$7,500,000.00	$67,500,000.00	N/A

* The Offering price to Investors was arbitrarily determined by the Fund.

** Reflects the maximum possible commission for Icon of 10%. The Fund is not using an underwriter for the sale of Certificates. See “Plan of Distribution”.
*** The Company will incur approximately $70,000.00 of expenses related to the Offering.

4

5

SUMMARY OF THE BUSINESS

Upstream Life Securities Fund I, LLC, a Louisiana limited liability company, was formed on September 30, 2025, to support our associated insurance and reinsurance operations. The Proceeds of this Offering be used to support these associated insurance operations and investments. Proceeds from the Offering will be managed by investment personnel for allocation into operating affiliated and associated business and fixed income securities to achieve asset liability matched (ALM), credit appropriate, positive yields. All assets purchased will be done so under the constraints that they be considered “admitted assets” under our associated insurance company requirements.

These insurance and reinsurance operations are controlled by Upstream Holdings, Inc., a Louisiana corporation (“Upstream Holdings”), our associate insurance holding company, and Upstream Life Insurance Company, a Texas-domiciled life insurance company (“ULIC”). Both Upstream Holdings and ULIC are associated with the Fund but are under independent management and control. These associated companies are licensed to sell, underwrite and market life, health insurance and annuity products throughout the United States.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering.

The Fund was organized under the laws of Louisiana on September 30, 2025.

FUND INFORMATION AND BUSINESS

The issuer is Upstream Life Securities Fund I, LLC, a Louisiana limited liability company formed on September 30, 2025.

The Proceeds of the Offering will be managed by the Manager investment personnel for allocation into operating affiliated and associated business and fixed income securities to achieve asset liability matched (ALM), credit appropriate, positive yields. All assets purchased will be done so under the constraints that they be considered “admitted assets” under our associated insurance company requirements.

MANAGEMENT	The Fund is managed by its Manager, Upstream Life Securities Company (the “Manager”). The Manager is controlled by its Board of Directors, Colby Arceneaux, Joseph Emerson, and Kevin Hebert. The Manager’s officers are Colby Arceneaux, CEO & Secretary, Joseph Emerson, President, CFO & Treasurer, and Kevin Hebert, President of Sales.
THE OFFERING

The Fund is selling Investment Certificates (each a “Certificate” or aggregately the “Certificates”) to qualified Investors who meet the Investor suitability standards as set forth herein (See “Investor Suitability Standards”). The Fund will use the Proceeds of the Offering to support its insurance and reinsurance operations managed by the Fund’s associated companies. Please see “Use of Proceeds” for more details.

SECURITIES BEING OFFERED

Only the Certificates will be offered through this Offering. The Fund is offering Certificates with three different maturity dates; three-year, five-year, and ten-year. Interest rates for the Certificates are fixed throughout the term of the Certificate.

For a complete summary of the rights granted to Shareholders, see “Description of the Securities” below. The Certificate is included in this Circular at Exhibit 3.

The Certificates are non-transferable except in limited circumstances, and no market is expected to form with respect to the Certificates.

CERTAIN TERMS OF THE CERTIFICATES

Interest and Maturity

The Investment Certificates will bear interest at a rate as specified on the form of Investment Certificate issued to you at your initial issue date and as specified in the Subscription Booklet completed by you upon your initial application. The interest rate for a 3-year period Certificate will be 7.00%, a 5-year period will be 8.50%, and for a 10-year period will be 10.00%. Please see the interest rate table under “Description of Securities” for the specific rates and corresponding terms.

If elected, the Investment Certificates will pay interest to the Cert-Holder monthly through cash distributions in arrears on the fifteenth (15th) day following each month-end (a month-end shall be the last calendar day of a month). At maturity, the Investment Certificates will pay the entirety of unpaid accrued interest and principal. Interest will accrue on the basis of a 360-day year, compounding annually (a “Permitted Interest Withdrawal”).

Ranking

The Certificates are unsecured indebtedness of our Fund. The Certificates would rank junior to any of our secured indebtedness, including any other future debt that the Manager determines to be superior in rank.

For a complete summary of the rights granted to Shareholders, see “Description of the Securities” below. The Certificate is included in this Circular at Exhibit 3.

PRIOR EXPERIENCE OF FUND MANAGEMENT	Mr. Arceneaux and the other officers and directors of the Manager bring years of relevant experience to the Fund. Please see the heading “Business Experience of the Management” for further information.
COMPENSATION OF THE MANAGER	The Manager will not receive fees or other compensation for managing the Company at the present time. However, as the sole member of the Company, the Manager is permitted to declare and receive distributions from the Company at any appropriate and lawful time. In the future the Company and Manager may enter into a management agreement that provides for fees to the Manager for managing the Company.
6

INVESTOR SUITABILITY STANDARDS

Certificates will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described below.

Each person acquiring Certificates will be required to represent that he, she, or it is purchasing the Certificates for his, her, or its own account for investment purposes and not with a view to resell or distribute the Certificates.

Each prospective purchaser of Certificates may be required to furnish such information or certification as the Fund may require in order to determine whether any person or entity purchasing Certificates is an Accredited Investor, if such is claimed by the investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Certificates. For non-Accredited Investors, the aggregate purchase price paid to the Fund for the purchase of the Certificates cannot be more than 10% of the greater of the Purchaser’s (1) annual income or net worth as determined under Rule 501(a) of Regulation D, if purchaser is a natural person; or (2) revenue or net assets for the purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-Accredited persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Certificates.

COMMISSIONS FOR SELLING CERTIFICATES

No commissions will be paid to the Fund or the Manager for selling the Certificates. The Company expects to market the Certificate via Icon and will only market Certificates to Qualified Purchasers (as defined herein). Icon will receive a 2.0% commission for acting as the administrative broker-dealer, and will be eligible for another 8.0% commission for capital raised through Icon’s investor network and marketing efforts.

NO LIQUIDITY	There is no public market for the Certificates, and none is expected to develop. Additionally, the Certificates will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. The Fund may or may not at the Fund’s discretion facilitate or otherwise participate in the secondary transfer of any Certificates. Prospective investors are urged to consult their own legal advisors with respect to secondary trading of the Certificates. (See “Risk Factors” and “Description of the Securities” below.)
CONFLICTS OF INTEREST	See “Conflicts of Interest Risks” below.
7

FUND EXPENSES

Except as otherwise provided herein, the Fund shall bear all direct costs and expenses associated with the Offering and the operation of the Fund, including, but not limited to, the annual tax preparation of the Fund's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the development and operation of Upstream.

AUDITED FINANCIAL STATEMENTS	This Offering Circular includes the Company’s audited financial statements for the period of September 30, 2025 (inception) to December 31, 2025 which are located at Part F/S below. The Company’s auditor is Assurance Dimensions, LLC. The Company was formed in 2025, and this Offering represents its first capital raise.

TREASURY DEPARTMENT CIRCULAR 230 NOTICE. TO ENSURE COMPLIANCE WITH CIRCULAR 230, INVESTORS ARE HEREBY NOTIFIED THAT: (I) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERENCED TO IN THIS CIRCULAR IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR THE CODE; (II) ANY SUCH DISCUSSION IS MADE IN CONNECTION WITH THE PROMOTION AND MARKETING BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS CIRCULAR; AND (III) INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

THIS CIRCULAR HAS BEEN PREPARED FROM DATA SUPPLIED BY SOURCES DEEMED RELIABLE BY THE FUND AND DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF ANY MATERIAL FACT. IT CONTAINS A SUMMARY OF MATERIAL PROVISIONS OF DOCUMENTS REFERRED TO HEREIN. STATEMENTS MADE WITH RESPECT TO THE PROVISIONS OF SUCH DOCUMENTS ARE NOT COMPLETE AND REFERENCE IS MADE TO THE ACTUAL DOCUMENTS FOR COMPLETE REVIEW.

FLORIDA RESIDENTS: INVESTORS WHO RESIDE IN FLORIDA ARE PROVIDED A THREE (3) DAY RIGHT OF RESCISSION OF ANY INVESTMENT TENDERED TO THE FUND AND CALCULATED FROM THE DATE OF THE SUBSCRIPTION.

NASAA LEGEND

BY ACCEPTANCE OF THIS CIRCULAR, PROSPECTIVE INVESTORS RECOGNIZE AND ACCEPT THE NEED TO CONDUCT THEIR OWN THOROUGH INVESTIGATION AND DUE DILIGENCE BEFORE CONSIDERING A PURCHASE OF THE CERTIFICATES. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER FEDERAL AND STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

8

NOTICE TO NON-UNITED STATES RESIDENTS

IT IS THE RESPONSIBILITY OF ANY ENTITIES WISHING TO PURCHASE THE CERTIFICATES TO SATISFY THEMSELVES AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

BY ACCEPTANCE OF THIS CIRCULAR, INVESTORS RECOGNIZE AND ACCEPT THE NEED TO CONDUCT THEIR OWN THOROUGH INVESTIGATION AND DUE DILIGENCE BEFORE CONSIDERING A PURCHASE OF THE CERTIFICATES. THE CONTENTS OF THIS CIRCULAR SHOULD NOT BE CONSIDERED TO BE INVESTMENT, TAX, OR LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR OWN COUNSEL AND ADVISORS AS TO ALL MATTERS CONCERNING AN INVESTMENT IN THIS OFFERING.

PATRIOT ACT RIDER

THE INVESTOR HEREBY REPRESENTS AND WARRANTS THAT THE INVESTOR IS NOT, NOR IS IT ACTING AS AN AGENT, REPRESENTATIVE, INTERMEDIARY OR NOMINEE FOR, A PERSON IDENTIFIED ON THE LIST OF BLOCKED PERSONS MAINTAINED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPARTMENT OF TREASURY. IN ADDITION, THE INVESTOR HAS COMPLIED WITH ALL APPLICABLE U.S. LAWS, REGULATIONS, DIRECTIVES, AND EXECUTIVE ORDERS RELATING TO ANTI-MONEY LAUNDERING, INCLUDING BUT NOT LIMITED TO THE FOLLOWING LAWS:

(1) THE UNITING AND STRENGTHENING AMERICA BY PROVIDING APPROPRIATE TOOLS REQUIRED TO INTERCEPT AND OBSTRUCT TERRORISM ACT OF 2001, PUBLIC LAW 107-56, AND (2) EXECUTIVE ORDER 13224 (BLOCKING PROPERTY AND PROHIBITING TRANSACTIONS WITH PERSONS WHO COMMIT, THREATEN TO COMMIT, OR SUPPORT TERRORISM) OF SEPTEMBER 11, 2001.

THE MANAGEMENT OF THE FUND HAS PROVIDED ALL OF THE INFORMATION STATED HEREIN.

FORWARD LOOKING STATEMENTS

This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected”, “forecasted”, “estimated”, “prospective”, “believes”, “expects,” “plans”, “future”, “intends”, “should”, “can”, “could”, “might”, “potential”, “continue”, “may”, “will”, and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular, and the Fund undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

9

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Certificates are being offered and sold only to “Qualified Purchasers” (as defined in Regulation A under the Act). As a Tier II Offering pursuant to Regulation A under the Act, this Offering is exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Certificates offered hereby are offered and sold only to Qualified Purchasers or at a time when the Certificates are listed on a national securities exchange, if at all.

Qualified purchasers include: (i) “Accredited Investors” under Rule 501(a) of Regulation D; and (ii) all other non-Accredited Investors so long as their investment in the Certificates does not represent more than ten percent (10.00%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (excluding the value of the Investor’s primary residence and any loans secured by the residence (up to the value of the residence)), or ten percent (10.00% ) of the greater of annual revenue, alone or together with a spouse or spousal equivalent, or net assets at fiscal year-end (for non-natural persons).

The Certificates are offered hereby and sold to Investors that are within both categories (i.e., Accredited Investors and non-Accredited Investors whose investment in the Certificates does not represent more than ten percent (10.00%) of the applicable amount). Accordingly, the Fund reserves the right to reject any Investor’s subscription in whole or in part for any reason, including if the Fund determines in its sole and absolute discretion that such Investor is not a Qualified Purchaser for purposes of Regulation A.

For purposes of determining whether a potential Investor is a Qualified Purchaser (who is not an Accredited Investor), annual income and net worth should be calculated as provided in the Accredited Investor definition under Rule 501 of Regulation D. For more details, please see the heading below titled “Investor Suitability Standards”.

10

RISK FACTORS

Any investment in the Certificates involves a significant degree of risk and is suitable only for investors who have no need for liquidity in this investment. When analyzing this Offering, prospective investors should carefully consider each of the following risks.

Unforeseen Changes

While the Fund has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, global economic factors, and/or business trends; (iii) the capacity, circumstances, and relationships of partners of the Fund, the Officers, and the Directors; or (iv) the presence, availability, or discontinuation of business and/or tax incentives.

The Fund continuously encounters changes in its operating environment, and the Fund may have fewer resources than some of its competitors to continue to adjust to those changes. The operating environment of the Fund is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Fund to address the needs of its Investors, sponsors, and clients by adapting to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Fund may not be able to effectively react to all of the changes in its operating environment or be successful in adapting its products, services, and approach.

INVESTMENT RISKS

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Fund and do not reflect the value of the assets that have been or will be acquired by the Fund.

The Offering price per Certificate and the Minimum Investment Amount have been arbitrarily determined by the Fund and do not bear any relationship to the assets that have been or are to be acquired by the Fund or any other established criteria or indicia for valuing a business. The Principals may accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Fund could have a higher or lower value than the Offering price, which may result in the valuation of the Fund being lower or higher than the Offering price.

Investment in the Certificates is speculative, and each investor assumes the risk of losing his, her, or its entire investment.

Investment in these Certificates is speculative, and by investing, each investor assumes the risk of losing the entire investment. The Fund has limited operations as of the date of this Offering Circular and will be solely dependent upon the efforts of the Principals to develop and manage the business operations, all of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the Investor Suitability Standards should consider purchasing these Certificates.

There is limited governmental review.

Neither the Offering nor the Certificates have been approved by the U.S. Securities and Exchange Commission (the “Commission”). The Offering has been submitted for qualification by the Commission. Further, this Offering will be exempted by state securities laws and regulators. Therefore, the Offering is largely subject to limited governmental review.

11

There is limited transferability of Certificates and no public market for the Certificates.

Although the Fund may attempt to redeem Certificates when possible, in the Principals’ sole and absolute discretion, there is no assurance that the Fund will be able to redeem your Certificates. There is no public market for the Certificates, and none is expected to develop in the future. Even if a potential buyer could be found, the transferability of these Certificates may be limited. Any sale or transfer of these Certificates also requires compliance with all state and federal securities laws and regulations. Investors must be capable of bearing the economic risks of this investment with the understanding that these Certificates may not be liquidated by resale or redemption and should expect to hold their Certificates as a long-term investment.

Investors are not independently represented by the Fund’s attorneys and should seek their own independent counsel.

The investors in the Fund have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Fund and the preparation of this Offering Circular have represented only the Fund. (See “Conflicts of Interest” below.)

There is no guarantee of the Fund will reach the Maximum Offering Amount.

The Fund will deploy funds from the Offering immediately. There is no assurance that the Fund will obtain capital investments equal to the Maximum Offering Amount.

Terms of the Certificates may not be favorable to prospective investors.

The Fund has set the terms of the Certificates in a manner which is favorable to the Fund and has not tried to consider the favorability or suitability of such terms for any prospective investors.

Delays in the participation in the investment yield by investors may occur.

There may be a delay between the time subscription funds are accepted from investors and the time when such funds are deposited into the Fund’s main operating account. Such delays may result from the Fund having to verify an investor’s suitability and admissibility as a shareholder. The Fund expects that subscriptions will be accepted or rejected within two weeks of the Fund’s receipt of the subscription.

Investors may not be able to liquidate their investment to take advantage of higher available returns.

The purchase of Certificates is a relatively illiquid investment. Investors may wish to liquidate their investment to take advantage of higher available returns elsewhere but may be unable to do so due to restrictions on transfer and withdrawal.

CONFLICT OF INTEREST RISKS

The Fund is under significant control by Upstream Life Securities Company.

Upstream Life Securities Company is the Manager and 100% owner of the Company. Upstream Life Securities Company will have sole discretion on the business operations of the Company.

12

Currently, there is no restriction preventing the Fund or its Officers from competing with one another by investing or sponsoring investments similar to those of the Fund, and key personnel are not required to devote full-time to the business of the Fund.

Though they currently have no intention to do so, there is no restriction preventing the Fund or any of its Affiliates, Principals, or management from competing with one another by investing in or sponsoring the formation of other enterprises similar to the Fund. The Manager may make decisions for the Fund that may at times favor persons other than the Fund. Unless otherwise mandatorily required to the contrary by applicable law, the Fund and its Affiliates, and the Manager and management are limited from any liability for investment opportunities given to other persons, including (without limitation) Affiliates.

GENERAL BUSINESS RISKS

The business plan may not be successful.

The Fund cannot assure you that its business plan will achieve economic success. If its results do not achieve economic success, the value of an investment in its Certificates may deteriorate substantially.

The Fund depends on highly skilled personnel, and if the Fund is unable to hire, integrate and retain its personnel, it may not be able to execute its business plan or address competitive challenges.

The Fund’s future success will depend upon its ability to retain, attract, hire, and integrate highly skilled personnel. Competition for highly skilled personnel is intense. The Fund will compete with many other companies for employees with meaningful and relevant experience in developing and managing our business, and it may not be successful in attracting and retaining the professionals it needs.

The Fund may need to invest significant amounts of cash to attract and retain new and highly skilled employees and may never realize returns on these investments. If the Fund is not able to effectively hire, train and retain employees, its ability to achieve its strategic objectives will be adversely impacted and its business, financial condition and results of operations will be harmed.

The Fund’s future performance depends on the continued services and contributions of its Manager and, who is critical to the development of the Fund’s business and growth strategy, the failure to properly develop or manage succession plans or develop leadership talent or the loss of services of key employees within the Manager could significantly delay or prevent the achievement of the Fund’s strategic objectives. From time to time, there may be changes in the Managers’ senior management team resulting from the hiring or departure of executives, which could disrupt the Fund’s business.

The loss of one or more of the Manager’s key employees (including any limitation on the performance of their duties or short term or long-term absences as a result of illness) could adversely affect the Fund’s business, financial condition and results of operations.

Risks Related to the Certificates and to this Offering.

The Fund’s level of indebtedness and significant debt service obligations could adversely affect its financial condition or its ability to fulfill its obligations, including the Certificates and could make it more difficult for the Fund to fund its operations.

13

The Fund’s debt level may restrict it from raising additional funds, reduce working capital, and affect capital expenditures. Failure to comply with the financial and other restrictive covenants in its debt instruments which, among other things, may require the Fund to maintain specified financial ratios and will limit its ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on its business or prospects.

The Fund may subordinate the Certificates to any other future indebtedness.

The Fund may subordinate the Certificates to any other future indebtedness. If so, the Fund will be obligated to satisfy any obligations under such other future senior indebtedness prior to satisfying any payment obligations of the Certificates. If the Fund is unable to pay off the amounts due under such other future senior indebtedness, then the Fund will likely be unable to satisfy its payment obligations under the Certificates until such amounts are paid.

The Fund may engage in a variety of other transactions that may impair its ability to pay interest and principal on the Certificates.

In addition to the existing debts described above, the Fund may engage in activities, such as issuing additional debt that may rank senior or pari passu with the Certificates, which may hinder its ability to pay its debt service obligations.

An event of default under any other debt to which the Certificates are subordinate would likely impair the Fund’s ability to make payments of principal and interest on the Certificates.

The Fund may not be permitted to make any payments to the Cert-Holders, including any payments of principal or interest under the Certificates, for so long as any event of default remains uncured or outstanding under the any senior indebtedness. As a result, the Cert-Holders may not receive the payments they expect, or at all, upon an event of default under any senior indebtedness. In addition, following the cure of any such event of default or successful remedy of such event of default, the Fund may not have the funds, or otherwise have the means, to make any payments due to the Cert-Holders at such time.

Withdrawal requests of Certificates at the option of the Cert-Holder will be limited by the ten percent (10%) Limit, and, to the extent they are accepted, will be subject to financial penalties for early redemption.

The Cert-Holder, by providing written notice prior to the end of a calendar month, may annually (i.e. once during each 365 day period following the date of the Investment Certificate) make a withdrawal during the term of the Investment Certificate of up to ten percent (10%) of the initial investment without a surrender charge, a Permitted Withdrawal; provided, however, that the Fund shall have the right to deny such withdrawal request to the extent it would cause the principal amount of the Investment Certificate to fall below $25,000.00, or if the withdrawal request is made in the first thirty (30) days of the term of the Investment Certificate. Any Permitted Withdrawal will be paid by the Fund on the next occurring Pay Date.

14

The Cert-Holder, by providing written notice prior to the end of a calendar month, may make a withdrawal of any principal amount of the Certificate. Any withdrawal that is not a Permitted Withdrawal or a Permitted Interest Withdrawal shall incur a surrender charge, which reduces the principal amount, equal to an amount, expressed as a percentage of the amount withdrawn, according to the percentages shown on the table on Annex B of the Investment Certificate, a Surrender Charge. The Fund shall have the right to deny such withdrawal request to the extent it would cause the principal amount of the Investment Certificate to fall below $25,000.00, or if the withdrawal request is made in the first thirty (30) days of the term of the Investment Certificate. Any withdrawal pursuant to this method will be paid on the next occurring Pay Date.

In the event that a deferral occurs, after the completion of the deferral period, the Cert-Holder, by providing written notice prior to the end of a Calendar Month, may withdraw any Principal Amount and/or Accrued Interest amount on the Investment Certificate without incurring Surrender Charges; provided, however, that the withdrawal request is made in the first 30 days following the completion of the deferral period. Any deferral waiver payments will be paid by the Fund on the next occurring Pay Date.

The Certificates are not transferable.

You will be required to represent that you are acquiring the Certificates for investment and not with a view to distribution or resale, that you understand the Certificates are not freely transferable and, in any event, that you must bear the economic risk of investment in the Certificates for an indefinite period of time because (i) the Certificates have not been registered under the Securities Act or applicable state “Blue Sky” or securities laws; and (ii) the Certificates cannot be sold unless they are subsequently registered or an exemption from such registration is available. There will be no market for the Certificates, and Cert-Holders cannot expect to be able to liquidate their investment in case of an emergency. Furthermore, the sale of Certificates may have adverse federal income tax consequences. The Cert-Holders will be required to obtain the prior written consent of the Fund to transfer the Certificates. There are no specified circumstances relating to the granting or withholding of the required prior written consent of the Fund. Accordingly, the Fund may not consent to a request for approval to transfer the Certificates.

The Fund may redeem all or any part of the Certificates that have been issued before their maturity, and you may be unable to reinvest the proceeds at either the same or a higher rate of return.

The Fund may redeem all or any part of the outstanding Certificates prior to maturity. See “Description of Certificates – Optional Redemption at the Election of the Fund” for more information. If redeemed, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the Certificates.

15

Risks Associated with the Fund’s Business

Through investments into its associates, the Fund will be subject to risks related to the insurance industry.

The Fund will support the operations of its insurance associates. The Fund expects to be able to provide financial support to its insurance associates in the form of investments in risk-based capital. The value of these investments will be reliant on the performance of the Fund’s insurance associates. Therefore, certain risks that apply to our insurance associates may have a direct and indirect impact on the Fund’s performance and value.

Investment Company Act of 1940 Considerations

References in this Offering Circular to the “1940 Act” mean the Investment Company Act of 1940, as amended. We are not registered as an investment company under the 1940 Act, and we do not intend to register as an investment company.

We were formed to support associated insurance and reinsurance operations and related business activities. Although we may use proceeds of this Offering to acquire fixed-income securities, cash-equivalent instruments, debt instruments, assets intended to support asset-liability management objectives, and interests in or assets related to affiliated or associated operating businesses, these activities are intended to support our operating business objectives, including liquidity management, regulatory capital support, asset-liability matching, credit-appropriate yield generation and the support of associated insurance and reinsurance operations. We do not intend to operate as an investment fund or pooled investment vehicle, and we do not intend to hold ourselves out as being primarily engaged in the business of investing, reinvesting or trading in securities.

Section 3(a)(1) of the 1940 Act generally defines an “investment company” to include, among other things, an issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities, or an issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets, exclusive of Government securities and cash items, on an unconsolidated basis.

We intend to conduct our business and manage our assets so that we are not required to register as an investment company under the 1940 Act. In particular, we intend to use Offering proceeds to support associated insurance and reinsurance operations and related operating business activities, rather than to operate a securities investment business. We also intend to monitor our asset composition and income sources, including our holdings of investment securities, Government securities and cash items, to support our position that we are not an investment company under Section 3(a)(1) of the 1940 Act.

In addition, we have considered Rule 3a-1 under the 1940 Act. Rule 3a-1 provides, subject to its conditions, that an issuer will be deemed not to be an investment company under the 1940 Act if no more than 45% of the value of its total assets, exclusive of Government securities and cash items, consists of, and no more than 45% of its net income after taxes for the last four fiscal quarters is derived from, securities other than the categories specified in the rule, including Government securities and certain securities of majority-owned subsidiaries and controlled companies engaged in non-investment businesses.

If our business activities, asset composition or sources of income were to change in a manner that caused us to be deemed an investment company under the 1940 Act, we could be required to register as an investment company or to modify our business, investments or capital structure. Registration under the 1940 Act would impose significant regulatory requirements and restrictions that could materially affect our operations, use of proceeds, investment strategy, ability to support associated insurance and reinsurance operations, and ability to satisfy obligations under the Certificates.

16

The Fund will invest in operating affiliated and associated business and fixed income securities such as bonds, treasury bills, and other debt instruments. Fixed income securities are generally less risky relative to equity securities. However, all investments carry some risk and if the Fund’s investments into fixed income securities are not as profitable as planned, the Company’s financial status will be adversely affected and its ability to pay interest payments dividends on the Certificates could be delayed or unpaid.

Any market-based investment such as fixed income securities are subject to market forces, factors and elements that affect and impact the overall financial market. Recessions, natural disasters, and geopolitical events can all negatively impact financial markets. Risks on fixed income securities include but are not limited to rising interest rates, default risk, liquidity risk, and inflation risk. Fixed income rates are generally inverse to interest rates. When interest rates rise, investors will seek out investments tied to the current interest rates.

Issuers of fixed income securities are also subject to market conditions and these issuers can experience negative conditions or events that cause the issuers to default on their bonds or other debt instruments. The Fund’s investment portfolio will be negatively impacted if one or more of the Fund investments default on their principal or interest payments to the Fund.

Liquidity is a risk for the Fund. Market conditions can create situations where fixed income securities cannot be sold quickly, or can only be sold quickly at a steep discount. Inflation can also have significant negative impact on fixed income securities as the returns on the instrument can be relatively eroded.

The Fund’s investment portfolio will be selected and managed by the Manager. If the Manager is unable to successfully select and manage investments that result in positive returns, the Fund may be unable to pay principal or interest payments on the Certificates.

The Manager will prioritize operating affiliated and associated business and fixed income investments for the Fund. However, the investments are still reliant on the financial condition of the issuer. If the Manager selects investments that are issued by entities that are undergoing financial difficulties, due to factors such as bad management, competition or simply bad decisions, the value of the Fund investment will be reduced. The Manager will be responsible for assessing the risk that each investment brings to the Fund portfolio. If the Manager is not successful in identifying or mitigating risk in the portfolio, the value of the portfolio will be reduced.

17

Development of annuity and life insurance products involves the use of certain assumptions, and the inaccuracy of these assumptions could adversely affect profitability.

In the annuity and life insurance business, the Fund’s insurance associates must make certain assumptions as to expected mortality, lapse rates and other factors in developing the pricing and other terms of annuity and life insurance products. These assumptions are based on industry experience and are reviewed and revised regularly to reflect actual experience on a current basis. However, variation of actual experience from that assumed in developing such terms may affect a product’s profitability or sales volume and in turn adversely impact our associates revenues, and potentially adversely impact the Fund’s value.

The Fund’s insurance associates may encounter regulatory difficulties or fail as a result of being inadequately capitalized.

The Fund will provide financial support for its insurance associates. Its insurance associates must have adequate capital and surplus capital calculated in accordance with statutory accounting principles to meet regulatory requirements in their respective state of domestication. Because the Fund’s associates have embarked upon a business plan that seeks to write new insurance business and cede the risk to third party reinsurers, its associate’s domestic state regulator (“DOI”) may require additional amounts of capital and surplus to support the business. The amount of capital and surplus of its insurance associates ultimately required will be based on certain “risk-based capital” standards established by statutes and regulations administered by the DOI. The “risk-based capital” system establishes a framework for evaluating the adequacy of the minimum amount of capital and surplus, calculated in accordance with statutory accounting principles, necessary for an insurance company to support its overall business operations. By reviewing certain inherent risks of each insurer’s assets and liabilities and its mix of net premiums written, this system identifies insurers that may be inadequately capitalized. Insurers falling below a calculated threshold may be subject to varying degrees of regulatory action, including supervision, rehabilitation or liquidation. If any insurance associate fails to maintain required capital levels in accordance with the “risk-based capital” system, its ability to conduct business would be compromised and its ability to expand its insurance business would be significantly reduced absent a prompt infusion of capital into the respective insurance associate.

The Fund’s associated insurers strategy to reinsure a portion of the annuity and insurance policies generated through its associates may not be successful.

Its business plan provides that the Fund’s associates may cede a portion of its annuity and insurance policies to other companies through reinsurance agreements. If any reinsurer fails to meet its obligations with respect to ceded insurance policies, the Fund will remain liable for those insurance policies. The failure of any one of the Fund's reinsurers would have a material adverse economic effect on the Fund. Thus, it is necessary that the Fund adequately assess the financial strength of its reinsurers on an ongoing basis. If the Fund fails to adequately assess payment risks relating to its reinsurers, the Fund could face severe economic consequences in the event any reinsurer does not meet the financial obligations of its ceded policies. Additionally, the Fund anticipates that the Fund will have a concentrated group of reinsurers in the early years of its business plan’s implementation, which will heighten the risks the Fund would face should any reinsurer not meet its obligations to insureds who purchase insurance products from us.

18

Claims loss reserves may be inadequate.

The Fund’s associates maintain loss reserves to cover estimated liabilities for unpaid losses and loss expenses, including legal and other fees, as well as other claims and settlement costs for reported and unreported claims incurred as of the end of each accounting period. Loss reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what an ultimate settlement and administration of claims will cost. These estimates, which generally involve actuarial projections, are based on the assessment of facts and circumstances then known, as well as estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. The variables described above are affected by both internal and external events, such as changes in claims handling procedures, economic inflation, social inflation, judicial, and litigation trends and legislative changes. Many of these items are not directly quantifiable in advance. Additionally, there may be a significant delay between the occurrence of the insured event and the time it is reported to us.

Reserve estimates are continually refined as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because setting reserves is inherently uncertain, the Fund cannot assure that its associates’ current reserves will prove adequate in light of subsequent events. Accordingly, the ultimate settlement of losses may be significantly greater or less than the loss and loss expense reserves as of the date of the balance sheet.

The Fund’s insurance associates’ new insurance products may not achieve market penetration.

As discussed elsewhere in this Memorandum, its associates’ marketing strategy is focused on the sale of multi-year guaranteed annuity (“MYGA”), single premium deferred annuity (“SPDA”) and flexible premium deferred annuity (“FPDA”) products through independent marketing organizations (“IMO’s”). These products may not achieve market acceptance or penetration to any meaningful degree, and any significant sales of these products cannot be assured, nor can the Fund assure that any other insurance products the associates attempt to sell will achieve any degree of marketing success.

Some of the Fund investments are relatively illiquid.

The Fund will hold certain investments that may lack liquidity, such as certain fixed maturity securities (including collateralized loan obligations, bonds and mortgage loans). The Fund do not have the present intent to sell, nor is it more likely than not that the Fund will be required to sell debt securities in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of debt securities in unfavorable interest rate, liquidity or credit spread environments.

19

The Fund’s insurance associates are subject to periodic examinations by state insurance departments. If such examinations identify significant findings or recommend significant changes to its operations, the Fund associates’ financial condition and results of operations could be affected.

The Fund’s insurance associate operating as insurance companies are subject to undertake comprehensive financial examinations. Upstream Life Insurance Fund (“ULIC”), as of the date of this Circular, is subject to examinations by the Texas Department of Insurance (“TDI”). In order to resolve open items related to the examination, TDI and ULIC entered into a consent order on August 5, 2024 (“Consent Order”), pursuant to which ULIC agreed to pay an immaterial administrative penalty and adopt certain governance changes. The Consent Order also required persons who control the Fund not serve as an officer or director, or direct or cause the directions of management and policies, of ULIC. The Fund believes that ULIC is in compliance with TDI statutes and that the current organizational structure of Upstream Holdings and ULIC is in accordance with the Consent Order.

Reinsurance subjects us to the credit risk of its counterparties and its reinsurers, which may have a material adverse effect on its operating results and financial condition.

The Fund is exposed to many different industries, issuers, and counterparties, and the Fund routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, and other institutions. Many of these transactions expose us to credit risk in the event of default of the counterparty. In addition, with respect to secured transactions, its credit risk may be exacerbated when the collateral that the Fund hold cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to us. The Fund may have further exposure to these issuers in the form of holdings in unsecured debt instruments and derivative transactions of these issuers. There can be no guarantee that any such realized losses or impairments to the carrying value of these assets would not materially and adversely affect its results of operations and financial condition.

In addition to exposure to credit risks related to its investment portfolio, the Fund are exposed to credit risks in several other areas of its business operations as discussed immediately above and credit risks in its operations related to reinsurance. The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Since the Fund are primarily liable to an insured for the full amount of insurance coverage, its inability to collect a material recovery from a reinsurer could have a material adverse effect on its operating results and financial condition.

Litigation or regulatory actions could have a material adverse impact on the Fund.

Current and future litigation or regulatory investigations and actions in the ordinary course of operating its business, including class action lawsuits , may negatively affect us by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring us to change certain aspects of its business operations, diverting management attention from other business issues, harming its reputation with customers or making it more difficult to retain current customers and to recruit and retain employees or agents.

20

General Insurance Industry Related Risks

The Fund’s proceeds from this Offering and future operations will support the Fund’s associates who offer insurance products. Through its support of its insurance associates, the Fund can be directly and indirectly affected by insurance related activities. Further, the Fund may establish a reinsurance company which will operate within the regulated insurance industry.

The insurance industry is highly regulated, and its activities are restricted as a result.

Compliance with insurance regulation is costly and time consuming. U.S. insurance companies are subject to extensive regulations in their domiciliary states and states where they are licensed to do business. This regulatory regime primarily seeks to protect an insurance company’s policyholders rather than its shareholders. These state insurance regulatory authorities have broad administrative power dealing with all aspects of the insurance business, including, among other areas:

•                     acquisitions of insurance companies;

•                     certain solvency standards;

•                     licensing of insurers and their agents;

•                     investment limitations;

•                     deposits of securities for the benefit of policyholders;

•                     asset and reserve valuation requirements;

•                     approval of policy forms and premium rates;

•                     periodic examinations;

•                     regulation of the advertising and marketing of insurance;

•                     privacy of policyholders;

•                     Risk-Based Capital (“RBC”) requirements;

•                     assessments by guaranty associations;

•                     affiliate transactions and unfair trade and claims practice;

•                     statutory capital requirements; and

•                     statutory reserves for unearned premiums, losses, and other matters.

The Fund’s insurance associates are subject to these regulations in their domiciliary state and in each state in the U.S. in which they are licensed to do business. Changes in state regulations, or in the interpretation or application of existing state laws or regulations, may adversely impact pricing, capital requirements, reserve adequacy, or exposure to litigation and could increase the costs of its regulatory compliance. These potential changes may impose further regulatory burdens on our insurance associates and, thus, could have an adverse effect on our results of operations and financial condition. Compliance with these regulations and investigations involves ongoing evaluation, significant costs and restricts operations. The Fund cannot predict the form or requirements of any future regulatory initiatives affecting its insurance associates.

State insurance laws, rather than federal bankruptcy laws, govern the liquidation or restructuring of insurance companies. Virtually all states in which the Fund’s insurance associates operate require that these associates bear a portion of the loss suffered by some insureds as the result of impaired or insolvent insurance companies via participation in state guaranty associations. In addition, in various states, the Fund’s insurance associates must participate in mandatory arrangements to provide various types of insurance coverage to individuals or entities that otherwise are unable to purchase that coverage from private insurers. A few states also require the associated companies purchase reinsurance from mandatory reinsurance funds, which can create a credit risk for insurers if such funds are not adequately funded by the state. Also, in some cases, the existence of a reinsurance fund could adversely affect the prices that the Fund’s insurance associates can charge for its policies. The effect of these and similar arrangements could reduce profitability in any given period and/or limit its ability to grow business. Finally, any changes to these programs or the inability of the programs or associations to make payments to insureds for losses could have a material adverse effect on its results of operations and financial condition.

21

In addition, as an associate of a life insurance company, the Fund itself may be regulated by a state DOI and, to a lesser extent, by the various state insurance regulatory authorities of those U.S. jurisdictions where an insurance associate is licensed. All U.S. states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system (generally referred to as “insurance holding company acts”). Under such laws, among other requirements, transactions between the company and its regulated insurance subsidiaries and affiliates must be fair and reasonable and, if material or of a specified category, they require prior notice and approval or non-disapproval by the state of domicile of each insurance company that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.

There can be no assurance that our insurance associate will be able to continue to satisfy the regulatory requirements of its domestic DOI or a similar department in any other state in which it transacts business. It should be noted that a component of the Fund’s new business plan is to establish a reinsurance company. It should be assumed that state regulators will monitor carefully the financial strength of any reinsurer and in certain instances may require that sufficient funds be reserved by such reinsurer in order to alleviate risks associated with reinsurers being unable to meet their financial commitments in the case of claims on insurance policies with a reinsurer. This oversight may result in its operations being less economically successful than the Fund is seeking and could adversely affect its result of operations and therefore the value of an investment in the Fund.

The National Association of Insurance Commissioners (“NAIC”) further regulates the insurance industry and subjects the Fund’s insurance associates to additional rules and regulations, and compliance costs and/or changes in the regulatory environment that can adversely affect its business.

The Fund’s insurance associates may be impacted by actions taken by the NAIC, the U.S. standard setting, and regulatory support organization created and governed by the chief insurance regulatory authorities of the fifty (50) states, the District of Columbia and the five (5) U.S. territories. A primary mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Manual. However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the NAIC Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of an insurance associate.

22

The NAIC and state insurance regulators reexamine existing laws and regulations on an ongoing basis and focus on insurance company investments and solvency issues, risk-based capital guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines, and the circumstances under which dividends may be paid. Future NAIC initiatives, and other regulatory changes, could have a material adverse impact on the Fund’s insurance associates’ business.

Actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards, and other requirements may adversely impact our business and financial results.

Laws and regulations in various countries around the world with regards to cybersecurity, privacy and data protection are rapidly expanding and creating a complex compliance environment. These laws include evolving legislation with respect to the collection, storage, handling, use, disclosure, transfer, and security of personal data and the notification requirements in the event of unauthorized access to or acquisition of certain types of personal information. Failure to comply with these laws may affect our reputation and operating results negatively, subject us to significant liability, cost or expense, and may require significant management time and attention.

In some cases, these legal requirements may be either unclear in their interpretation and application or they may have inconsistent or conflicting requirements with each other. In addition, some of the privacy and data protection laws and regulations in the U.S., the EU, China and other countries place restrictions on our ability to process personal data across our business or across country borders and could impact our business and operations. Compliance with these laws, many of which entail substantial penalties for non-compliance, or future regulations could impose even greater compliance burdens and risks on us.

The EU’s General Data Protection Regulation (the “GDPR”), the California Consumer Privacy Act (“CCPA”), the California Privacy Rights Act (“CPRA”), and the data protection and security laws of other countries impose additional requirements with respect to disclosure and deletion of personal information of their residents, imposing penalties for violations and, in some cases, private right of action for data breaches. These laws, and similar legislation in other U.S. states that is developing or has been recently enacted, impose transparency and other obligations with respect to personal data of their respective residents and provide residents with similar rights for certain types of data breaches. We have invested, and continue to invest, human and technology resources in our data compliance efforts that may be time-intensive and costly. Despite our efforts, there is a risk that we may be subject to fines and penalties for non-compliance and experience litigation, reputational harm and business interruption if we fail to protect the privacy of third-party data or to comply with the GDPR, CCPA, CPRA and other applicable data privacy and protection regimes.

23

The Fund may be unable to obtain, maintain and protect its intellectual property rights and proprietary information or prevent third parties from making unauthorized use of the Fund’s intellectual property. A failure to obtain, maintain, protect or enforce intellectual property and proprietary rights could impair the Fund’s ability to protect its proprietary technology and its brand.

The Fund plans to obtain, maintain, protect and enforce its intellectual property rights, including any proprietary technology, know-how and its brand. The steps it takes to obtain, maintain, protect and enforce such intellectual property rights may be inadequate. If the Fund fails to protect its intellectual property rights adequately, the Fund’s competitors could gain access to this proprietary technology and develop and commercialize substantially identical products, services or technologies. In addition, defending our intellectual property rights might entail significant expense. The Fund cannot assure you that its technology, know-how or its brand will result in securing intellectual property protection. Further, the Fund could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights. If the Fund gets involved in intellectual property disputes, the Fund may be subject to unplanned increased costs and potentially significant liability.

The market in which the Fund will participate is competitive, and if it does not compete effectively, its business, financial condition, and results of operations could be harmed.

The Fund’s competitors may have greater name recognition, longer operating histories, more established customer relationships, larger marketing budgets and greater financial and operational resources than the Fund has. The Fund cannot assure you that it will not be forced to engage in price-cutting or revenue limiting initiatives, change payment terms or increase its advertising and other expenses to attract and retain customers in response to competitive pressures. For all of these reasons, the Fund may not be able to compete successfully against future competitors, which could result in the failure of its application to achieve or maintain market acceptance, which would harm its business, financial condition, and results of operations.

Natural and manmade catastrophes may adversely impact liabilities for policyholder claims and reinsurance availability and climate change may be exacerbating these impacts.

The Fund will support the operations of its insurance associates. Claims resulting from natural and manmade catastrophic events, such as hurricanes, flooding, earthquakes, wildfires, other natural disasters, acts of terrorism, pandemics, illness, transport accidents and other catastrophes, could harm the Fund’s financial results, profitability and financial condition. Catastrophic events that exceed its risk appetite could impact the Fund by significantly affecting assumptions as to mortality, morbidity and other rates and cause a substantial rise in claims during a short period of time. Moreover, climate change may be contributing to the increase in frequency of severe weather events, pandemics and other natural disasters, how long they last, and how much insured damage they cause, and may change where the events occur. The rise in claims could pose threats to regulatory solvency and capital requirements. An event that affects one or more of its customers could cause unanticipated financial strain on its insureds as well as increase the cost of reinsurance to us and decrease the availability of reinsurance, which could in turn harm its business, results of operations or financial condition. Catastrophic events may also reduce economic activity in affected areas, which could harm its prospects for new business.

24

Investment in the Fund involves certain tax and ERISA risks of which Investors should be aware.

An investment in the Fund involves certain tax risks of general application to all Investors and certain other risks specifically applicable to Keogh accounts, Individual Retirement Accounts and other tax-exempt Investors (see “Federal Income Tax Considerations” and “ERISA Considerations” below).

INVESTOR SUITABILITY STANDARDS

The Certificates will not be sold to any person unless they are a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”) and described below; or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” described below.

Accredited Investor

A prospective purchaser of the Certificates will qualify as an “Accredited Investor” if he, she, or the entity meets any one of the following criteria:

· Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of that person’s purchase, exceeds $1,000,000. For purposes of calculating net worth under this criterion:

(i)        The person’s primary residence shall not be included as an asset;

(ii)        Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)        Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

· Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year.

· Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”); any investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisors Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) under the Investors Advisers Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors.

25

· Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act.

· Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

· Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D adopted under the Securities Act.

· Any entity in which all the equity owners are Accredited Investors.

· Any entity, of a type not listed in the immediately preceding five criteria, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 where “investments” for the purposes of this criterion is defined in Rule 2a51-1(b) under the Investment Company Act (17 CFR 270.2a51-1(b)).

· Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

· Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such act.

· Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1):

(i)        With assets under management in excess of $5,000,000;

(ii)        That is not formed for the specific purpose of acquiring the securities offered; and

(iii)        Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

· Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements defined in the immediately preceding criterion and whose prospective investment in the issuer is directed by such family office pursuant to the “family office” sub-criterion (iii) above.

· Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution, the Commission will consider, among others, the following attributes:

(i)        The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)        The examination or series of examinations is designed to reliably and validly demonstrate an individual's comprehension and sophistication in the areas of securities and investing;

(iii)        Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)        An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable.

Rule 251(d)(2)(C) “Limitations on Investment Amount”

No sale of securities may be made in this Tier 2 offering of Certificates that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an Accredited Investor as defined above or the aggregate purchase price to be paid by the purchaser for the Certificates (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser's:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§ 230.501)); or

(2) Revenue or net assets for such purchaser's most recently completed fiscal year end if a non-natural person.

Each person acquiring Certificates may be required to represent that he, she, or it is purchasing the Certificates for his, her, or its own account for investment purposes and not with a view to resell or distribute the securities.

26

Each prospective purchaser of Certificates may be required to furnish such information or certification as the Fund may require determining: (1) whether any person or entity purchasing Certificates is an Accredited Investor if such is claimed by the Investor; and/or (2) whether any person or entity purchasing the Certificates meets the Limitations on Investment Amount as defined at Rule 251(d)(2)(C) of Regulation A.

DILUTION

There is no dilution associated with this Offering. The Investment Certificates are a debt instrument that does not convert into any Fund equity.

PLAN OF DISTRIBUTION

The Certificates will not be sold to any person unless they are a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount”. For further information please see the heading entitled “Investor Suitability Standards” above.

How to Invest

Subscription Agreement

All investors will be required to complete and execute a subscription agreement. Subscriptions shall be submitted electronically at the Platform. Generally, when submitting a subscription agreement electronically, a prospective Investor will be required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. Investors may pay the purchase price for your Certificates by check, ACH, credit card, or wire of your subscription purchase price in accordance with the instructions in the subscription agreement. All checks should be made payable to “Upstream Life Securities Fund I, LLC” The Fund reserves the right to schedule when and where closings will occur. Once a subscription has been submitted, an Investor will not have the right to request the return of its subscription payment. If the subscription is rejected by the Fund, it will return the subscriber funds immediately. It is expected that settlement will occur on the same day as each closing date.

By completing and executing the subscription agreement an Investor will also acknowledge and represent that the Investor has received a copy of this Circular, that the Investor is purchasing the Certificates for the Investor’s own account and that the Investor’s rights and responsibilities regarding its Certificates will be governed by the terms of the Certificates, a form of which is included as an exhibit to the Circular.

Broker-Dealer Compensation

The Company has directly engaged a broker-dealer to solicit and offer the Certificates. The Company expects to market the Certificate through Icon and will only market Certificates to Qualified Purchasers. Icon will receive a 2.0% commission for acting as the administrative broker-dealer, and will be eligible for another 8.0% commission for capital raised through Icon’s investor network and marketing efforts. The Company will review Investor information for regulatory compliance as well as review subscription agreements for completion.

27

USE OF PROCEEDS

The Fund hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

We plan to use substantially all of the net Proceeds from this Offering for general corporate purposes, including for the management and growth of our associate insurance companies. The primarily uses will be investment into operating affiliated and associated business and fixed income securities and investment into insurer’s capital, which supports the risk-based capital of the Fund’s insurance associates. Proceeds may also be used to establish a reinsurer company. All other uses will be subject to the Manager’s discretion and could include private investments. Proceeds will also be used to pay for the expenses associated with this Offering.

Investors are relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amount and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments, and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

The Fund will deploy funds from the Offering and to pursue its business plan immediately. The Fund will begin scaled operations and the management will determine the best use of the scaled proceeds. There is no assurance that the Fund will obtain capital investments equal to the Maximum Offering Amount.

The following table is an illustration and estimate of how the Fund may use the proceeds of the Offering. The Fund may determine to use the proceeds in different ways and in different amounts.

	10% of Offering Sold	33% of Offering Sold	100% of Offering Sold
Gross Offering Proceeds	$7,500,000	25,000,000	75,000,000
Commissions[1]	$7,500,000	2,250,000	6,750,000

Estimated Uses:
Fixed Income Securities	$2,750,000	9,250,000	27,500,000
Investment into Insurer’s Risk-Based Capital	$2,175,000	7,250,000	21,750,000
Establish Reinsurance Company	$1,750,000	5,750,000	17,500,000
Other	$75,000	250,000	750,000

1 Assumes the maximum possible commissions paid to ICON. Icon will receive a 2.0% commission for acting as the administrative broker-dealer, and will be eligible for another 8.0% commission for capital raised through Icon’s investor network and marketing efforts.

28

DESCRIPTION OF THE BUSINESS

Our Company

Upstream Life Securities Fund I, LLC, a Louisiana limited liability company, was formed on September 30, 2025 to support the operations of our insurance associates, including (i) Upstream Holdings, Inc., a Louisiana corporation, an insurance holding company, and (ii) Upstream Life Insurance Company, a Texas-domiciled life insurance company. Upstream Holdings is the parent holding company of ULIC, who is licensed to sell, underwrite and market life, health insurance and annuity products throughout the United States. The Fund is managed by Upstream Life Securities Company (“ULSC”), which is controlled by Colby Arceneaux and its other executive officers and directors. While Upstream Holdings and ULIC are independently operated, they are associated with the Fund and ULSC. Together, these entities represent the Upstream Life Organization.

We operate the Fund primarily to support these insurance associates, which operate their business through independent management and control. Our associates are licensed to sell, underwrite and market life, health insurance and annuity products throughout the United States.

The Proceeds of this Offering will remain under the control of the Fund and be used to support the associated insurance operations. Proceeds from the Offering will be managed by investment personnel for allocation into operating affiliated and associated business and fixed income securities to achieve asset liability matched (ALM), credit appropriate, positive yields. All assets purchased will be done so under the constraints that they be considered “admitted assets” under our associated insurance company requirements. This strategy allows for supplementation and assistance with our associated insurance companies.

The Fund aims to align the duration and cash flow characteristics of its investments with the Fund’s projected liabilities. The Fund will manage risk and ensure that future obligations can be met with a high degree of certainty. The Manager will develop an asset portfolio selected for its ability to match liability profiles, providing stability and predictability in returns.

Capital levels and RBC analysis in our associated insurers are monitored quarterly. While we do not project any near-term capital requirements, in the event our associated insurer requires temporary capital, the Fund may inject fixed income assets, in an amount not to adversely affect the Fund. This capital infusion would be accomplished through the issuance of an interest (debt or equity) in the receiver. In this structure the Fund would serve as a capital network to enhance our associated insurer’s ability to achieve greater revenues, leading to greater profitability and capital/equity levels. If the Manager determines to utilize Proceeds towards developing an Upstream Life reinsurance company, the Fund may provide that group with capital (again only if such amount would not adversely affect the Fund) potentially through a fixed income swap for interest in the receiver.

The Fund’s support of its associated insurance business will be primarily in the form of strengthening their capital position. The Fund’s associates are subject to extensive government regulation, which includes requirements for maintaining a strong capital position. Domestic state regulators impose risk-based capital requirements on insurance companies they regulate to ensure that insurance companies maintain appropriate levels of surplus to support their overall business operations and to protect customers against adverse developments, after taking into account default, credit, underwriting and off-balance sheet risks. The capital maintained by the Fund will contribute to the regulatory capital requirements of our associated insurance companies. Details of applicable government regulation governing our insurance associates, including risk-based capital requirement, are described below under the heading “Government Regulation”.

29

Role of the Company in the Offering

The Company is the issuer of the Certificates offered by this Offering Circular. Investors will purchase Certificates issued by the Company, and the proceeds of the Offering will be paid to the Company. The Company will be responsible for making payments under the Certificates from its available assets and cash flows.

The Certificates do not represent securities of the Manager, Upstream Holdings, ULIC or any other affiliated or associated entity. Neither the Manager, Upstream Holdings, ULIC nor any other affiliated or associated entity will be obligated to make payments to Certificate holders. Investors will not have any direct claim against the assets of the Manager, Upstream Holdings, ULIC or any other affiliated or associated entity solely by reason of owning Certificates.

Role of the Manager

The Manager will manage the Company’s day-to-day business and operations. The Manager’s responsibilities are expected to include administering the Company’s operations, overseeing the Offering process, managing the use of Offering proceeds, coordinating investment and liquidity decisions, maintaining books and records, coordinating regulatory, audit, legal and compliance functions, and supporting the Company’s obligations under the Certificates.

The Manager may rely on personnel, systems, services, investment processes, finance functions, risk management resources and insurance operations expertise provided by or associated with Upstream Holdings, ULIC or other affiliated or associated entities. These arrangements may involve shared personnel, shared services, expense reimbursement arrangements, management fees, administrative fees, service agreements or other intercompany arrangements.

Role of Upstream Holdings

Upstream Holdings is an insurance holding company / parent company of ULIC / affiliate or associated entity of the Company. Upstream Holdings’ business includes owning, supporting and overseeing insurance and reinsurance operations, capital formation, investment strategy, asset-liability management, risk management and related activities.

Upstream Holdings is not the issuer of the Certificates and will not be obligated to make payments to Certificate holders.

Role of ULIC

ULIC is a Texas-domiciled life insurance company engaged in insurance operations. ULIC’s business includes issuing, reinsuring, administering or managing life insurance policies, annuity contracts, reinsurance agreements or other insurance products. ULIC is subject to regulation by the Texas Department of Insurance and, to the extent applicable, other insurance regulators in jurisdictions where it is licensed or authorized to conduct business.

ULIC is not the issuer of the Certificates. ULIC will not guarantee the Certificates and will not be obligated to make payments to Certificate holders.

30

Fund Strategies

The Fund’s basic investment strategy will be an asset-liability matched (ALM) structure, with investments into appropriate credit, and generating long-term positive yields. This strategy is designed to ensure that the Fund’s assets meet the timing and size of the future liabilities. All assets purchased will be done so under the constraints that they be considered “admitted assets” under our associated insurance company requirements. This strategy allows for supplementation and assistance with our associated insurance companies.

This asset-liability matched strategy can be very effective for an issuer such as the Fund who is issuing Certificates at different amounts and different maturity dates. The Manager will seek to invest in assets that will minimize the risk of any funding shortfalls, and mitigate any significant interest rate and inflation movement. The Manager may utilize many different types of investments from long-term bonds to short-term growth opportunities. The Manager may employ hedges including swaps and derivatives. Since the Fund is designed to support the insurance operations of its associates, the Fund expects to invest proceeds in investments that have significant liquidity to ensure it can free up capital to place in its associated companies.

As stated above, we expect to invest a portion of the net proceeds from this offering in assets that are intended to qualify as “admitted assets” under the insurance statutory accounting and regulatory requirements. For this purpose, “admitted assets” means assets that are permitted to be recognized, in whole or in part, as assets on a statutory financial statement.

The admitted-asset requirements applicable to an insurance company are determined under the insurance laws and regulations of its domiciliary state, and the statutory accounting principles prescribed or permitted by the domiciliary state, including, as applicable, the NAIC Accounting Practices and Procedures Manual. The Company itself is not an insurance company and is not directly subject to insurance statutory accounting requirements; however, we intend to manage the investment of offering proceeds in a manner designed to cause the relevant investments to have the ability be treated as admitted assets for statutory accounting purposes. The Company will not be subject to statutory accounting and will use US GAAP.

Admitted-asset considerations will affect our investment strategy and asset selection. In general, we expect to prioritize investments that are capable of valuation under applicable statutory accounting principles, not subject to material liens, encumbrances or third-party restrictions, and otherwise eligible for recognition under applicable insurance investment and statutory accounting rules.

As a result, admitted-asset requirements may impose practical limitations on the types of investments we may acquire or maintain. We may be required to avoid certain investments, limit concentrations in certain asset classes, or hold additional cash or cash equivalents.

We believe that investing in assets intended to qualify as admitted assets will support our liquidity profile by emphasizing assets that are expected to be available to satisfy obligations, including obligations under the Certificates. However, admitted-asset treatment does not guarantee that any investment will be liquid at the time needed, that it can be sold without loss, or that we will have sufficient assets or cash flow to satisfy all obligations under the Certificates.

Investment Strategy and Manager Oversight

The Company expects to use proceeds of this Offering to support associated insurance and reinsurance operations and related investments, including investments in fixed-income securities, debt instruments, cash and cash-equivalent instruments, assets intended to support asset-liability management objectives, and assets intended to qualify as admitted assets.

31

The Manager will be responsible for implementing and overseeing the Company’s investment strategy, subject to the Company’s governing documents, applicable law, the Company’s liquidity needs, obligations under the Certificates, applicable regulatory and accounting considerations, and any investment guidelines or policies adopted by the Company. The Manager’s responsibilities are expected to include evaluating investment opportunities, allocating Offering proceeds, overseeing liquidity, monitoring asset performance, managing risk, reviewing affiliated transactions, coordinating with insurance operations personnel, and monitoring the Company’s ability to satisfy its obligations under the Certificates.

The Manager may rely on investment, finance, accounting, risk management, actuarial, insurance operations, legal, compliance and other personnel or service providers affiliated with or associated with the Manager, Upstream Holdings, ULIC or other entities. These persons may assist the Manager in evaluating assets, assessing credit quality, determining asset-liability matching objectives, monitoring liquidity, reviewing regulatory and accounting treatment, and identifying assets that may be appropriate for acquisition by the Company.

Allocation Priorities

The Manager expects to allocate Offering proceeds based on the Company’s business needs, investment opportunities and obligations. The Company currently expects that Offering proceeds will be allocated in the following general order of priority, although allocations may change over time:

-	Offering and operating expenses. A portion of the proceeds will be used to pay offering expenses and ordinary-course operating expenses, including audit, legal, regulatory, compliance, administrative, management, accounting and similar expenses.
-	Liquidity and reserves. The Company expects to maintain cash, cash equivalents, short-duration instruments or other liquid assets to support operating expenses, payment obligations under the Certificates, and general liquidity needs.
-	Asset-liability management and insurance-support investments. The Company expects to allocate capital to assets intended to support associated insurance and reinsurance operations, including assets selected based on expected cash-flow timing, duration, maturity, credit quality, liquidity, admitted-asset treatment and regulatory or accounting considerations.
-	Fixed-income and debt instruments. The Company may invest in fixed-income securities, bonds, treasury bills, other debt instruments, cash-equivalent instruments and similar assets selected to generate credit-appropriate positive yields while supporting the Company’s liquidity and asset-liability management objectives.
-	Affiliated or associated transactions. The Company may invest in or otherwise transact with ULIC, Upstream Holdings or other affiliated or associated entities, subject to applicable review and approval procedures described in this Offering Circular.

The Manager may reallocate assets among these categories based on the amount of proceeds raised, market conditions, credit conditions, asset availability, the liquidity needs of the Company, the operating needs of associated insurance entities, regulatory or accounting requirements, and the Company’s obligations under the Certificates.

Material Investment Selection Criteria

In selecting investments for the Company, the Manager expects to consider some or all of the following criteria:

-	credit quality and credit risk, including issuer strength, counterparty risk, collateral quality, seniority, default risk and expected recovery values;
-	expected yield and cash-flow profile, including interest income, principal repayment, amortization, prepayment risk and expected timing of cash receipts;
-	duration, maturity and asset-liability matching, including whether the asset’s expected cash flows are appropriate in light of the Company’s obligations under the Certificates;

-	liquidity and marketability, including whether the asset can be sold, financed, pledged or otherwise converted into cash within a reasonable period and without material loss;
-	valuation support, including the availability of market prices, third-party pricing, independent valuation support or other reliable valuation methodologies;
-	regulatory and accounting treatment, including whether the asset is expected to qualify as an admitted asset or otherwise receive favorable or acceptable treatment under applicable insurance statutory accounting and regulatory requirements;
-	concentration risk, including exposure to particular issuers, counterparties, sectors, asset classes, maturities, geographic regions or affiliated entities;
-	transferability and encumbrances, including whether the asset is subject to liens, restrictions, contractual transfer limitations or other encumbrances; and
-	expected ability to support Certificate obligations, including whether the asset is expected to generate sufficient and timely cash flows to support payments, expenses and other obligations.

The Manager will not be required to satisfy every criterion for every investment. Certain investments may involve greater credit risk, liquidity risk, valuation risk, regulatory risk, duration risk or conflict-of-interest risk than other investments. The Manager may determine to acquire, hold, sell, substitute or avoid assets based on the Manager’s assessment of these factors at the time of the relevant decision.

32

Risk Management Processes

The Manager expects to oversee the Company’s investment strategy through a risk management process designed to evaluate credit risk, liquidity risk, valuation risk, concentration risk, regulatory risk, and asset-liability mismatch risk.

The Manager’s risk management process is expected to include:

-	pre-acquisition review of material investments;
-	credit analysis and counterparty review;
-	review of expected cash flows, duration, maturity and liquidity;
-	review of valuation information and pricing support;
-	monitoring of asset concentrations by issuer, counterparty, asset class, sector, maturity and affiliation;
-	monitoring of regulatory and accounting treatment, including admitted-asset eligibility where applicable;
-	ongoing monitoring of asset performance, credit deterioration, delinquencies, defaults, rating changes or other adverse developments;
-	periodic reporting to the Company’s management, governing body or investment committee, as applicable;
-	review of related-party transactions and potential conflicts of interest; and
-	assessment of the Company’s ability to satisfy operating expenses and obligations under the Certificates.

The Company may adopt investment guidelines or internal policies that establish target allocations, concentration limits, minimum credit standards, liquidity requirements, maturity or duration limits, related-party transaction procedures or other risk controls. These guidelines may be modified from time to time by the Company or the Manager, subject to applicable law and the Company’s governing documents.

Liquidity Management

The Manager will seek to manage liquidity so that the Company has sufficient available cash or liquid assets to pay operating expenses and satisfy obligations under the Certificates. Liquidity management may include maintaining cash, cash equivalents, treasury bills, short-duration debt instruments, highly marketable securities or other assets that the Manager believes can be converted into cash within an appropriate period.

In managing liquidity, the Manager expects to consider:

-	projected operating expenses;
-	expected payment obligations under the Certificates;
-	expected interest, principal, dividend and other cash receipts from the Company’s assets;
-	maturity schedules and duration of portfolio assets;
-	potential need to sell assets before maturity;
-	market liquidity and potential discounts upon sale;
-	regulatory, accounting and admitted-asset considerations;
-	potential capital or liquidity needs of associated insurance operations; and
-	availability of additional capital from the Manager, affiliates or third parties.

33

There can be no assurance that the Company will maintain sufficient liquidity at all times. The Company may hold assets that are illiquid, difficult to value, subject to transfer restrictions, exposed to credit deterioration, or not readily saleable in stressed market conditions. If the Company raises substantially less than the maximum offering amount, experiences adverse investment performance, or is required to satisfy unexpected obligations, its liquidity may be materially constrained.

The Manager and certain of its principals have experience managing investment strategies involving fixed-income securities, asset-liability management, admitted assets, reinsurance-related assets, private credit, structured credit, debt instruments or other relevant asset classes.

From 2018 through 2025, the Manager / its principals managed or advised approximately $750 million of assets in strategies. The Company believes this experience is relevant because the Company’s strategy will involve fixed-income asset selection, credit review, liquidity management, asset-liability management, and admitted-asset analysis.

Historical performance is provided for informational purposes only and is not a guarantee of future results. Prior results were achieved under different market conditions, with different assets, different capital structures, different liquidity requirements, different regulatory considerations and different investment objectives. The Company’s investment strategy, obligations under the Certificates, affiliated transaction risks, available capital, expenses and liquidity needs may differ materially from those prior strategies. Accordingly, investors should not rely on prior performance as indicative of the Company’s future performance.

Reserves, Liquidity and Support for Certificate Obligations

The Company intends to manage its assets and liquidity with the objective of supporting its obligations under the Certificates, including payment of principal and interest at maturity. The Manager expects to consider the Company’s anticipated payment obligations under the Certificates when allocating Offering proceeds and managing the Company’s assets.

The Company may maintain cash, cash equivalents, short-duration debt instruments, fixed-income securities, treasury bills, other debt instruments or other liquid assets that the Manager believes are appropriate to support the Company’s operating expenses, liquidity needs, asset-liability management objectives and obligations under the Certificates. The Manager may also seek to acquire assets with expected cash-flow, maturity, duration and liquidity characteristics that the Manager believes are appropriate in light of the Company’s expected liabilities, including liabilities under the Certificates.

However, unless otherwise expressly stated in this Offering Circular, the Company does not intend to establish a segregated reserve account, sinking fund, trust account, escrow account, collateral account or other legally separate pool of assets dedicated exclusively to repayment of the Certificates. The Company’s assets generally will be available for use in the Company’s business, including investment activities, operating expenses, affiliated or associated transactions, support of insurance and reinsurance operations, and payment of obligations under the Certificates.

Holders of the Certificates will not have a security interest in, lien on, or priority claim to any specific assets of the Company, including any assets acquired with Offering proceeds, unless expressly provided in the terms of the Certificates or another binding agreement. The Company’s ability to pay principal and interest on the Certificates will depend on the Company’s available cash, cash flows, liquidity, asset values, investment performance, access to additional capital, and overall financial condition at the time payment is due.

34

No Dedicated Asset-Matching Requirement

Although the Manager expects to consider asset-liability management principles when managing the Company’s assets, the Company is not currently subject to a contractual requirement to maintain assets matched dollar-for-dollar against liabilities under the Certificates. The Company does not intend to maintain a separate asset pool specifically matched to the principal and interest obligations under each Certificate, unless otherwise expressly disclosed.

As a result, the Company may use Offering proceeds for multiple purposes, including payment of offering and operating expenses, acquisition of fixed-income securities and other investments, purchase of assets from affiliated or associated entities, support of associated insurance and reinsurance operations, liquidity management, regulatory or accounting objectives, and general corporate purposes. These uses may occur even though the Company has outstanding obligations under the Certificates.

The Manager expects to consider the Company’s obligations under the Certificates when deploying proceeds and managing assets. However, there can be no assurance that the Company’s assets will be sufficiently liquid, that assets will mature or generate cash flows when needed, that assets can be sold without loss, or that the Company will have sufficient funds to pay principal and interest at maturity.

Deployment of Proceeds Into Affiliated or Associated Operations

The Company may deploy proceeds from this Offering into affiliated or associated operations, including operations involving Upstream Holdings, ULIC or other affiliated or associated entities. This deployment may include investments, capital support, liquidity support, expense payments, intercompany arrangements, or other transactions intended to support associated insurance and reinsurance operations.

Although the Company may deploy proceeds into affiliated or associated operations, the Manager does not intend to deploy proceeds without regard to the Company’s obligations under the Certificates. In determining how to allocate proceeds, the Manager expects to consider factors such as:

-	the Company’s expected principal and interest obligations under the Certificates;
-	projected operating expenses;
-	liquidity needs;
-	expected cash flows from the Company’s assets;
-	maturity and duration profile of investments;
-	credit quality and credit risk;
-	marketability and liquidity of assets;
-	asset-liability management objectives;
-	regulatory and accounting considerations, including admitted-asset treatment where applicable;
-	concentration risk;
-	related-party transaction risks; and
-	the Company’s overall financial condition.

Nevertheless, because the Company does not intend to maintain a segregated reserve, sinking fund, trust account or dollar-for-dollar matched asset pool for the Certificates, proceeds may be used in ways that reduce the amount of cash or liquid assets available to repay the Certificates when due. Investors should not assume that any portion of the Offering proceeds will be held in reserve solely for repayment of principal or interest under the Certificates.

35

We do not intend to maintain a segregated reserve, sinking fund or matched asset pool dedicated to repayment of the Certificates.

The Company intends to manage its assets and liquidity with the objective of supporting its obligations under the Certificates, including payment of principal and interest at maturity. However we do not intend to establish a segregated reserve account, sinking fund, trust account, escrow account, collateral account or other legally separate pool of assets dedicated exclusively to repayment of the Certificates.

We also do not intend to maintain assets matched dollar-for-dollar against our liabilities under the Certificates. Offering proceeds may be used for multiple purposes, including investment activities, operating expenses, and support of associated insurance and reinsurance operations. As a result, proceeds may be deployed into assets or operations that are illiquid, difficult to value, subject to credit risk, affiliated with us, or unavailable to satisfy Certificate obligations when payments become due.

Holders of the Certificates will not have a security interest in, lien on, or priority claim to any specific Company assets unless expressly provided in the terms of the Certificates or another binding agreement. Our ability to pay principal and interest on the Certificates will depend on our available cash, cash flows, liquidity, asset values, investment performance, access to additional capital and financial condition at the time payment is due. If we do not maintain sufficient liquid assets or generate sufficient cash flows, we may be unable to pay principal or interest on the Certificates when due.

ASSOCIATE INSURANCE BUSINESS

The Fund operates to support the operations of its insurance associates. Our associates are licensed to sell, underwrite and market life, health insurance and annuity products throughout the United States. Our associates manage strategic relationships, giving the entire organization high-level end-to-end technology access and operational capabilities, built around a well-capitalized and reinsurance hedged life and annuity platform.

The long-term vision for the Upstream Life Organization is to create an ecosystem which supports and integrates with each other, creating strategic and financial efficiencies driving long-term shareholder value. With time and capital each entity will work cohesively, compounding the earnings year after year while hedging market and interest rates risks. We intend for the Organization to grow at an efficient rate and over time further invest in the growth of the ecosystem as a whole.

36

We believe that the Organization’s business model, operating capabilities and scalable technology platform will provide cutting-edge, technology driven insurance products, distribution and administration, while utilizing our organization’s cross disciplinary team to build a strategic investment portfolio.

Our drive to lead the industry is enhanced by our ability to invest in and engage qualified technology and insurance organizations on the forefront of innovation. We seek to create value through our ability to provide distributors and reinsurers with annuity and life product innovation, speed to market for new products, competitive rates, and commissions and streamlined customer and agent experience. We believe that we provide increased ease of use and serve customers and agents more efficiently and at lower costs than typical insurance companies. Our capital efficient model allows us to support increasing product sales volumes of distributors with capacity provided by third party and associate reinsurers.

The Upstream Life Organization provides an end-to-end solution to manage annuity and life insurance policies that includes a broad set of product development, distribution support, policy administration and asset liability management services. The Organization offers a technology platform which enables us to efficiently develop, sell and administer a wide range of annuity, and life products and we believe that it provides cost-effective product development, sales and administration as we scale our business through increased product sales. We also plan to provide asset management services to third party insurers and reinsurers.

Our associates currently emphasize the offering of annuity products, including MYGA, SPDA and FPDA policies through IMOs that offer annuity and life products, infrastructure and other services to independent insurance agents across the United States. We further provide IMOs our product development expertise, administrative capabilities and technology platform. Our associates reinsure a portion of our insurance policies with third party reinsurers. Our third-party reinsurers include traditional reinsurers and capital markets reinsurers.

Associated Insurance Entities

As stated above, the we were formed to support associated insurance and reinsurance operations, including operations conducted by or associated with Upstream Holdings, Inc. and Upstream Life Insurance Company.

Upstream Holdings, Inc. Upstream Holdings is a corporation organized under the laws of Louisiana / an insurance holding company / the parent company of Upstream Life. Upstream Holdings’ business is focused on owning and supporting insurance and reinsurance operations, capital formation, investment management, strategic oversight, insurance operations support and related activities. Upstream Holdings is affiliated with the Company through common ownership, common control, management arrangements, and ownership of the Manager. Upstream Holdings owns 100% of the economic interest of Upstream Life.

Upstream Life Insurance Company. Upstream Life is a Texas-domiciled life insurance company that conducts insurance operations. Upstream Life’s business includes issuing, reinsuring, administering or managing life insurance policies, annuity contracts, reinsurance contracts and related insurance products. Upstream Life’s material products include fixed annuities, multi-year guaranteed annuities, life insurance policies, and reinsurance contracts. Upstream Life was formed in 1912. Upstream Life is subject to regulation by the Texas Department of Insurance and, to the extent applicable, the insurance regulators of other jurisdictions in which it is licensed or authorized to conduct business.

As of December 31, 2025, Upstream Life had approximately $453 million of statutory admitted assets, $428 million of statutory liabilities and $25 million of statutory capital and surplus. For the year ended December 31, 2025, Upstream Life reported statutory net income of approximately $3.8 million.

37

Relationship Among the Company, Upstream Holdings and Upstream Life

The Company, Manager, Upstream Holdings and Upstream Life are affiliated or associated entities. The Company was formed to support associated insurance and reinsurance operations, including operations involving Upstream Holdings and Upstream Life. The Company may support those operations by acquiring assets, maintaining liquidity, providing capital support, and holding investments intended to support asset-liability management, regulatory capital, admitted-asset treatment and credit-appropriate positive yield objectives.

Although we were formed to support associated insurance and reinsurance operations, the Company is the issuer of the Certificates offered by this Offering Circular. The Certificates are obligations of the Company only. While Upstream Holdings is a limited guarantor, Upstream Life is not a guarantor, co-obligor or issuer of the Certificates. Holders of the Certificates will not receive equity interests in Upstream Holdings, Upstream Life or any other affiliated or associated entity and will not have any direct claim against Upstream Holdings, Upstream Life or their assets solely by reason of owning Certificates.

Intended Flow of Funds

The proceeds of this Offering will be paid to the Company. The Company expects to use the Proceeds for one or more of the following purposes:

-	payment of offering expenses and ordinary-course operating expenses, including audit, legal, regulatory, compliance, administrative and similar expenses;
-	acquisition of assets, including fixed-income securities, cash-equivalent instruments, assets intended to qualify as admitted assets, and operating affiliates;
-	support of associated insurance and reinsurance operations, including liquidity, capital, asset-liability management and related insurance-support objectives;
-	maintenance of reserves, liquidity and other assets to support the Company’s obligations under the Certificates; and
-	general corporate purposes.

The Company expects to own the assets it acquires, including any assets purchased from Upstream Life, and to receive cash flows, interest, principal, dividends, sale proceeds or other returns generated by those assets. The Company expects to use available cash flows and assets to pay operating expenses and satisfy its obligations under the Certificates.

The following summarizes the expected flow of funds:

-	Investors → Company: Investors purchase Certificates, and subscription proceeds are paid to the Company.
-	Company → Operating expenses and reserves: The Company uses a portion of proceeds for offering expenses, operating expenses, liquidity and reserves.
-	Company → Asset purchases and insurance-support activities: The Company may use proceeds to acquire assets and to support associated insurance and reinsurance operations, and other affiliated or associated operations.
-	Assets owned by Company → Company cash flows: The Company expects to receive cash flows from assets it owns and to use those cash flows, together with other available funds, to satisfy obligations under the Certificates.

Issuer of the Certificates

The Company is the issuer of the Certificates offered by this Offering Circular. The Certificates are obligations of the Company only. The Certificates do not represent securities of Upstream Holdings, Upstream Life or any other affiliated or associated entity.

38

Investors should understand that, although proceeds of this Offering may be used to support associated insurance and reinsurance operations, including operations involving Upstream Holdings and Upstream Life, investors are purchasing Certificates issued by the Company and not securities of Upstream Holdings or Upstream Life. The Company’s ability to satisfy its obligations under the Certificates will depend on the Company’s assets, cash flows, liquidity, investment performance and financial condition, and not on any direct obligation of Upstream Holdings or Upstream Life, unless otherwise expressly provided.

GOVERNMENT REGULATION

Our associated companies are subject to extensive laws and regulations. State insurance regulators are charged with protecting policyholders and have broad regulatory, supervisory and administrative powers over our business practices, including, among other things, the power to grant and revoke licenses to transact business, and the power to regulate and approve underwriting practices and rate changes, which may delay the implementation of premium rate changes or prevent us from making changes we believe are necessary to match rate to risk.

Domestic state regulators impose risk-based capital requirements on insurance companies it regulates to ensure that insurance companies maintain appropriate levels of surplus to support their overall business operations and to protect customers against adverse developments, after taking into account default, credit, underwriting and off-balance sheet risks. If the amount of a regulated company’s capital falls below this minimum, it may face restrictions with respect to soliciting new business and/or keeping existing business. Similar regulations will apply in other states in which our associates may operate.

In addition, statutes and regulations usually require the licensing of insurers and their agents, the approval of policy forms and related materials and, for certain lines of insurance, the approval of rates. State statutes and regulations also prescribe the permitted types and concentrations of investments by insurers. The primary purpose of this insurance industry regulation is to protect policyholders. Life insurance companies are required to file detailed quarterly and annual financial statements with insurance regulatory authorities in each of the jurisdictions in which they are licensed to do business, and their operations are subject to periodic examination by such authorities. Regulators have discretionary authority, in connection with the continued licensing of insurance companies, to limit or prohibit the ability to continue to do business policies if, in their judgment, the regulators determine that an insurer is not maintaining necessary statutory surplus or capital or if the further transaction of business will be detrimental to its policyholders.

The amount of dividends that our insurance associates may pay in any twelve-month period, without prior approval by their respective domestic insurance regulators, is currently restricted under the laws of domestic state regulators.

In addition, payments of dividends and advances or repayment of funds to us by our insurance associates are restricted by the applicable laws of our insurance associates’ respective jurisdictions requiring that each insurance associate hold a specified amount of minimum reserves in order to meet future obligations on its outstanding policies. These regulations specify that the minimum reserves shall be calculated to be sufficient to meet future obligations, giving consideration for required future premiums to be received, which are based on certain specified interest rates and methods of valuation, which are subject to change.

Insurance Holding Company Regulation

Our insurance associates are subject to the insurance holding company system laws of the states where the insurance companies are domiciled. These laws vary across jurisdictions, but generally require an insurance holding company and insurers that are members of such insurance holding company’s system to register with the jurisdiction’s insurance regulatory authorities, to file reports disclosing certain information, including their capital structure, ownership, management, financial condition, enterprise risk and own risk and solvency assessment.

These laws also require disclosure and prior approval or non-objection of certain qualifying transactions between or among insurance affiliates and us or any of our other subsidiaries or affiliates to which an insurance affiliate is a party. Such transactions could include loans, investments, sales, service agreements and reinsurance agreements among other similar inter-affiliate transactions. These laws also require that intercompany transactions be fair and reasonable and not adversely affect the interests of policyholders. In certain circumstances, the insurance affiliate must give prior notice of the transaction to the insurance department in its state of domicile, and the insurance department must either approve or disapprove the subject intercompany transaction within defined periods. Further, these laws require that an insurer’s policyholders’ surplus following any dividends or distributions to shareholders is reasonable in relation to the insurer’s outstanding liabilities and its financial needs.

The insurance holding company laws in some states require regulatory approval of a direct or indirect change of control of an insurer. Generally, to obtain approval from the insurance commissioner for any acquisition of control of an insurance company, the proposed acquirer must file with the domiciliary insurance commissioner an application containing information regarding: (i) the identity and background of the acquirer and its affiliates; (ii) the nature, source and amount of funds to be used to carry out the acquisition; (iii) the financial statements of the acquirer and its affiliates; (iv) any potential plans for disposition of the securities or business of the insurer; (v) the number and type of securities to be acquired; (vi) any contracts with respect to the securities to be acquired; (vii) any agreements with broker-dealers; and (viii) other relevant matters. Other jurisdictions where an insurance or reinsurance company is licensed or authorized to transact business may have similar or additional requirements for prior approval of any acquisition of control. Additional requirements may include re-licensing or subsequent approval for renewal of existing licenses upon an acquisition of control.

Reinsurance Company

The Fund may use proceeds from the Offering to establish a reinsurance company. A reinsurance company is a financial firm that essentially provides insurance to other insurance companies. The Fund would establish an entity that operates to assume part of the risk that other insurers have underwritten. Reinsurance companies help insurers by allowing insurers to reduce exposure to major losses and maintain stability. In turn, this mitigation of exposure and stability allows an insurer to issue new policies.

A reinsurance company is highly regulated and requires management to have a firm grasp of the complex insurance industry, including but not limited to expertise in insurance, finance, and the regulatory structure governing the industry.

39

DESCRIPTION OF PROPERTY

The Fund does not own any physical properties and maintains a leased office location with its associated businesses at 265 North Lamar Blvd. Suite A, Oxford, MS 38655.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Upstream Life Organization

Upstream Life Securities Fund I, LLC, a Louisiana limited liability company, was formed on September 30 2025 to support the operations of our insurance associates, including (i) Upstream Holdings, Inc., a Louisiana corporation, an insurance holding company, and (ii) Upstream Life Insurance Company, a Texas-domiciled life insurance company. Upstream Holdings is the parent holding company of ULIC, who is licensed to sell, underwrite and market life, health insurance and annuity products throughout the United States. The Fund is managed by Upstream Life Securities Company, which is controlled by Colby Arceneaux and its other executive officers and directors. While Upstream Holdings and ULIC are independently operated, they are associated with the Fund and ULSC. Together, these entities and their intellectual property and branding represent the “Upstream Life” organization.

We use the term “Upstream Life” to refer to the group of entities, brand assets and related business activities associated with the Upstream Life organization. The intellectual property and branding associated with Upstream Life consists primarily of brand-related and content-related assets used to identify, promote and operate the business. These assets include the “Upstream Life” name, related trade names, trademarks, service marks, logos, slogans and other brand identifiers; domain names, website addresses, social media account names and other digital identifiers; website content, marketing materials, presentations, photographs, videos, graphics, written materials, training materials and other copyrighted or copyrightable content; and proprietary business materials, templates, operating procedures, customer or member information, marketing strategies and other know-how used in the operation of the business.

Certain of these trademarks and service marks are registered or are the subject of pending applications with the U.S. Patent and Trademark Office or other applicable authorities. Other brand identifiers are used under common-law trademark rights. We rely on trademark, copyright, trade secret and contract protections, including confidentiality agreements and other contractual restrictions, to protect these assets where appropriate.

The intellectual property and branding assets described above are owned by Upstream Holdings and are used by us pursuant to an assignment/license/shared services agreement/other arrangement. The agreement provides us with exclusive, royalty-bearing rights to use the assets in connection with the describe business, subject to material limitations, termination rights, renewal rights or payment obligations.

We do not currently own any issued patents, and we do not consider patents to be material to the operation of our business. In addition, while we own or use copyrighted or copyrightable content in our ordinary course of business, we do not currently own any registered copyrights that are material to our business, other than as described above. No assurance can be given that our efforts to protect the Upstream Life brand and related intellectual property will be sufficient to prevent third parties from challenging, infringing or otherwise misappropriating those rights.

The Proceeds of this Offering will remain under the control of the Fund and be used to support the associated insurance operations. Proceeds from the Offering will be managed by investment personnel for allocation into operating affiliated and associated business and fixed income securities to achieve asset liability matched (ALM), credit appropriate, positive yields. All assets purchased will be done so under the constraints that they be considered “admitted assets” under our associated insurance company requirements. This strategy allows for supplementation and assistance with our associated insurance companies.

The Fund aims to align the duration and cash flow characteristics of its investments with the fund’s projected liabilities. The Fund will manage risk and ensure that future obligations can be met with a high degree of certainty. The Manager will develop an asset portfolio selected for its ability to match liability profiles, providing stability and predictability in returns.

FUND SUPPORT OF ASSOCIATED INSURANCE OPERATIONS

While we do not project any near-term capital requirements, in the event our associated insurer requires temporary capital, the Fund may inject fixed income assets, in an amount not to adversely affect the Fund. This capital infusion would be accomplished through the issuance of an interest (debt or equity) in the receiver. In this structure the Fund would serve as a capital network to enhance our associated insurer’s ability to achieve great revenues, leading to greater profitability and capital/equity levels. If the Manager determines to utilize Proceeds towards developing an Upstream Life reinsurance company, the Fund may provide that group with capital (again only if such amount would not adversely affect the Fund) potentially through a fixed income swap for interest in the receiver.

40

Annuities Market and Marketing

Our associated insurance operations participate in a large U.S. market that we expect to grow in part due to a number of demographic trends. As measured by annual premiums written, annuities are the largest product line in the life, annuity, and accident and health sector. Annuities play an important role in retirement planning by providing individuals with stable, tax-efficient sources of income. Annual annuity considerations, also referred to as premiums, accounted for $296 billion of annual premiums, or approximately thirty-two percent (32%) of the $934 billion of total annual life, annuity, and accident and health premiums in 2019. The most common annuities are fixed and variable and can be written on an individual or group basis. Our current products are fixed annuities written on an individual basis. We estimate that the total addressable U.S. market for fixed annuity products purchased by individuals is approximately $140 billion of annual premium. We estimate our current share of the individual fixed annuity market to be less than one percent (1%).

An increasing portion of the U.S. population is of retirement age and is expected to increase the retirement income needs of retirees. The 65-and-older population grew by over a third (34.2%) during the past decade, and by 3.2% from 2018 to 2019 according to the U.S. Census Bureau, driven by the aging of the “Baby Boomer” generation. The U.S. population over 65 years old is forecast to grow from an estimated 56.1 million in 2020 to an estimated 80.8 million by 2040, according to the U.S. Census Bureau. By 2040, the portion of the U.S. population aged over sixty-five (65) years old is expected to represent over twenty-one percent (21%) of the total population compared to under seventeen percent (17%) in 2020.

Annuities in the U.S. are distributed through a number of channels, most of which are independent from companies that issue annuities. Independent distribution channels serve as the primary and a growing source of annuity distribution. In 2019, approximately seventy-six percent (76%) of U.S. individual annuity sales occurred through independent distributors, including independent agents, broker-dealers, and banks, representing an increase from approximately seventy percent (70%) in 2015. Independent agents are the second largest distribution channel, behind independent broker-dealers, accounting for approximately twenty percent (20%) of U.S. individual annuity sales in 2019. IMOs provide independent agents with access to annuity products along with operational support services and functionality to support their distribution activities. The infrastructure and support services provided by IMOs to independent agents are critical to the success of independent agents and their ability to serve their customers and generate additional sales. Independent broker-dealers, full-service national broker-dealers and banks collectively accounted for sixty-two percent (62%) of U.S. individual annuity sales in 2019. These distribution channels typically only distribute annuities with an A.M. Best rating of A- or higher.

In recent years, capital markets investors have been actively seeking annuity and life insurance risk by investing in and acquiring insurance and reinsurance companies. Fixed annuities provide upfront premiums and stable, long-term payment obligations and are thus attractive sources of liability-funded assets for a variety of traditional and alternative asset managers and investors. There are significant regulatory and operational hurdles for capital providers looking to enter the annuity market. These hurdles are exacerbated by the limited legacy administrative capabilities, product development processes and technology systems, of traditional insurers and reinsurers. We provide asset managers and investors the ability to seamlessly access funding from annuity business through a variety of reinsurance entities that we can form quickly and operate efficiently with lower upfront and ongoing regulatory and operating costs.

41

Competition

The annuity and life insurance industry is highly competitive. Many of the life insurance companies authorized to do business in states where we conduct business are well-established companies with good reputations that offer broader lines of insurance products, have larger selling organizations, and possess significantly greater financial and human resources than our Company. Although we face significant competition on a product-by-product basis, we believe our business model, coupled with our relationships with IMOs, allows us to compete for insurance business due to our use of technology and our small size, which we further believe enables us to be nimble and adapt rapidly to changing insurance market conditions.

Credit for Reinsurance

State insurance laws permit U.S. insurance companies, as ceding insurers, to take financial statement credit for reinsurance that is ceded, so long as the assuming reinsurer satisfies the state’s credit for reinsurance laws. Credit for reinsurance means the ceding company is permitted to reflect in its statutory financial statements a credit in an amount equal to the ceding company’s liability that is reinsured. In general, credit for reinsurance is allowed if the reinsurer is licensed or “accredited” in the state in which the primary insured is domiciled; or if neither of the above applies, to the extent that the reinsurance obligations of the reinsurer are collateralized appropriately, typically through the posting of a letter of credit for the benefit of the ceding insurer, or the deposit of assets into a trust fund established for the benefit of the primary insurer.

Statutory Examinations

Our insurance associates are required to file detailed quarterly and annual financial statements, in accordance with statutory accounting practices (“SAP”) or generally accepted accounting principles (“GAAP”) with regulatory officials in each of the jurisdictions in which they conduct business. As part of their routine regulatory oversight process, the domiciliary DOI conducts periodic detailed examinations, generally once every three to five years of the books, records, accounts and operations of our insurance associates.

Financial Tests

The NAIC has developed a set of financial relationships or “tests,” known as the Insurance Regulatory Information System or IRIS, which is designed for early identification of companies that may require special attention or action by insurance regulatory authorities. Insurance companies submit data annually to the NAIC, which in turn analyzes the data by utilizing ratios. State insurance regulators review this statistical report, which is available to the public, together with an analytical report, prepared by and available only to state insurance regulators, to identify insurance companies that appear to require immediate regulatory attention. A “usual range” of results for each ratio is used as a benchmark.

Risk-Based Capital Requirements

In order to enhance the regulation of insurers’ solvency, the NAIC adopted a model law to implement RBC requirements for life insurers. All states have adopted the NAIC’s model law or a substantively similar law. The NAIC Risk-Based Capital Model Act requires insurance companies to submit an annual RBC Report, which compares an insurer’s total adjusted capital with its authorized control level RBC. A company’s RBC is calculated by using a specified formula that applies factors to various specified assets, premium, claim, expense and reserve items. The factors are higher for those items with greater underlying risk and lower for items with less underlying risk.

“Total Adjusted Capital” is defined as the sum of an insurer’s statutory capital and surplus and asset valuation reserve and the estimated amount of all dividends declared by the insurer’s board of directors prior to the end of the statement year that are not yet paid or due at the end of the year. The RBC Report is used by insurance regulators to set in motion appropriate regulatory actions relating to insurers that show indications of weak or deteriorating conditions. RBC is an additional standard for minimum capital requirements that insurers must meet to avoid being placed in rehabilitation or liquidation by regulators. The annual RBC Report, and the information contained therein, is not intended by the NAIC as a means to rank insurers.

42

RBC is a method of measuring the minimum amount of capital appropriate for an insurance company to support its overall business operations in light of its size and risk profile. It provides a means of setting the capital requirement in which the degree of risk taken by the insurer is the primary determinant. The value of an insurer’s Total Adjusted Capital in relation to its RBC, together with its trend in its Total Adjusted Capital, is used as a basis for determining regulatory action that a state insurance regulator may be authorized or required to take with respect to an insurer. The four determinations, potentially applicable under each jurisdiction’s laws, are essentially as follows:

•	Company Action Level Event. Total Adjusted Capital is greater than or equal to 150% but less than 200% of RBC or Total Adjusted Capital greater than or equal to 200% but less than 250% of RBC and has a negative trend. If there is a company action level event, the insurer must submit a plan (an “RBC Plan”) outlining, among other things, the corrective actions it intends to take in order to remedy its capital deficiency.
•	Regulatory Action Level Event. Total Adjusted Capital is greater than or equal to 100% but less than 150% of RBC or the insurer has failed to comply with filing deadlines for its RBC Report or RBC Plan. If there is a regulatory action level event, the insurer is also required to submit an RBC Plan. In addition, the insurance regulator must undertake a comprehensive examination of the insurer’s financial condition and must issue any appropriate corrective orders.
•	Authorized Control Level Event. Total Adjusted Capital is below RBC but greater than or equal to 70% of RBC or the insurer has failed to respond to a corrective order. If there is an authorized control level event, the insurance regulator may seek rehabilitation or liquidation of the insurer if it deems it to be in the best interests of the policyholders and creditors of the insurer and the public.
•	Mandatory Control Level Event. Total Adjusted Capital is below 70% of RBC. If there is a mandatory control level event, the insurance regulator must seek rehabilitation or liquidation of the insurer.

Market Conduct Exams

Insurance associates are subject to periodic market conduct exams (“MCE”) in any jurisdiction where they do business. An MCE typically entails review of business activities, such as operations and management, complaint handling, marketing and sales, producer licensing, policyholder service, underwriting and claims handling. Regulators may impose fines and penalties upon finding violations of regulations governing such business activities.

Form Approvals

Our insurance associates are subject to state laws and regulations regarding form approvals. In most states, insurance policies are subject to prior regulatory approval in the state in which the policy is sold.

Unfair Claims Practices

Generally, insurance companies are prohibited by state statutes from engaging in unfair claims practices on a flagrant basis or with such frequency to indicate a general business practice. Unfair claims practices include, but are not limited to, misrepresenting pertinent facts or insurance policy provisions; failing to acknowledge and act reasonably promptly upon communications with respect to claims arising under insurance policies; and attempting to settle a claim for less than the amount to which a reasonable person would have believed such person was entitled.

43

Assessments Against Insurers

Under the insurance guaranty fund laws, which exist in each state and the District of Columbia, licensed insurers can be assessed by insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Most of these laws provide for annual limits on the assessments and for an offset against state premium taxes. These premium tax offsets must be spread over future periods ranging from five to twenty years. Since these assessments typically are not made for several years after an insurer fails and depend upon the final outcome of liquidation or rehabilitation proceedings, we cannot accurately determine the likelihood, amount or timing of any future assessments.

Regulation of Investments

Our insurance associates are subject to state laws that restrict the kinds of investments they can make. These laws require diversification of our investment portfolios and limit the amounts of investments in certain asset categories, such as below-investment grade fixed income securities, equity real estate, other equity investments and derivatives. Failure to comply with these requirements and limitations could cause affected investments to be treated as non-admitted assets for purposes of measuring statutory surplus and, in some instances, could require the divestiture of such nonqualifying investments. Investment guidelines, have been filed with and approved by the domestic state regulators.

Statutory Accounting Practices

SAP is a basis of accounting developed to assist insurance regulators in monitoring and regulating the solvency of insurance companies. SAP is primarily concerned with measuring an insurer’s solvency. Statutory accounting focuses on valuing assets and liabilities of insurers at financial reporting dates in accordance with appropriate insurance law and regulatory provisions applicable in each insurer’s domiciliary state.

GAAP is concerned with a company’s solvency, but is also concerned with other financial measurements, principally income and cash flows. Accordingly, GAAP gives more consideration to appropriately matching revenue and expenses and accounting for management’s stewardship of assets than does SAP. As a direct result, different assets and liabilities and different amounts of assets and liabilities will be reflected in financial statements prepared in accordance with GAAP as compared to SAP.

Unfair Trade Practices

Most state insurance laws prohibit insurers from engaging in unfair trade practices. The kinds of practices addressed are (i) misrepresentation and false advertising; (ii) unfair discrimination in premiums and policy benefits; (iii) boycott, coercion and intimidation; (iv) discrimination based on race, color, creed or national origin, sex or marital status; and (v) rebating of premium.

Enterprise Risk and other Developments

The NAIC, as part of its solvency modernization initiative, has engaged in a concerted effort to strengthen the ability of U.S. state insurance regulators to monitor U.S. insurance holding company groups. The NAIC’s solvency modernization initiative, among other things, aims to expand the authority and focus of state insurance regulators to encompass U.S. insurance holding company systems at the group level. The holding company reform efforts at the NAIC culminated in December 2010 in the adoption of significant amendments to the NAIC’s Insurance Holding Company System Regulatory Act (the “Model Holding Company Act”) and its Insurance Holding Company System Model Regulation (the “Model Holding Company Regulation”). Among other things, the revised Model Holding Company Act and Model Holding Company Regulation explicitly address “enterprise” risk — the risk that an activity, circumstance, event or series of events involving one or more affiliates of an insurer will, if not remedied promptly, be likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole — and require annual reporting of potential enterprise risk as well as access to information to allow the state insurance regulator to assess such risk. In addition, the Model Holding Company Act amendments include a requirement to the effect that any person divesting control over an insurer must provide thirty (30) days’ notice to the regulator and the insurer (with an exception for cases where a Form A is being filed). The amendments direct the domestic state insurance regulator to determine those instances in which a divesting person will be required to file for and obtain approval of the transaction. Some form of the 2010 amendments to the Model Holding Company Act has been adopted in all states.

In 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment (“ORSA”) Model Act, which requires domestic insurers to maintain a risk management framework and establishes a legal requirement for domestic insurers to conduct an ORSA in accordance with the NAIC’s ORSA Guidance Manual. The ORSA Model Act provides that domestic insurers, or their insurance group, must regularly conduct an ORSA consistent with a process comparable to the ORSA Guidance Manual process. The ORSA Model Act also provides that, no more than once a year, an insurer’s domiciliary regulator may request that an insurer submit an ORSA summary report, or any combination of reports that together contain the information described in the ORSA Guidance Manual, with respect to the insurer and the insurance group of which it is a member. The ORSA Model Act imposes more extensive filing requirements on parents and other affiliates of domestic insurers. Our insurance company associates are not subject currently to the requirements of the ORSA Model Act, however, will be when their direct written premiums and unaffiliated assumed premiums, if any, exceed $500 million, which we expect will occur as the Company continues to grow our product lines and geography.

44

Privacy Regulation

Federal and state law and regulation require financial institutions to protect the security and confidentiality of personal information, including health-related and customer information, and to notify customers and other individuals about their policies and practices relating to their collection and disclosure of health-related and customer information and their practices relating to protecting the security and confidentiality of that information. State laws regulate the use and disclosure of social security numbers and federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including social security numbers. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e - mail or fax messages to consumers and customers. Federal and state lawmakers and regulatory bodies may be expected to consider additional or more detailed regulation regarding these subjects and the privacy and security of personal information.

Cybersecurity Regulation

The NAIC adopted the Insurance Data Security Model Law in October 2017. This law establishes standards for data security and for the investigation and notification of certain cybersecurity events. As of the date of this Memorandum, approximately eleven (11) states have adopted the model law or a variation of it. We expect that additional regulations could be enacted in other jurisdictions that could impact our cybersecurity program. Depending on these and other potential implementation requirements, we will likely incur additional costs of compliance.

Plan of Operations for the Next 12 Months

We have formulated a preliminary plan of operations for the 12 months following commencement of this Offering. Because we are an early-stage company formed to support associated insurance and reinsurance operations, our plan of operations will depend substantially on the amount of proceeds raised in this Offering, the timing of subscriptions, the availability of suitable investments, the operating needs of associated insurance entities, market conditions, and our ability to generate investment income and maintain liquidity.

Although this Offering does not have a minimum offering amount, we currently believe that approximately $2,000,000 of capital will be required to commence operations and execute our business plan at an initial operating level. We expect this amount to be used primarily to support working capital, Offering expenses, audit, legal, regulatory, compliance, accounting, administrative and other operating expenses, as well as initial investment activity and liquidity reserves.

Our anticipated plan of operations for the 12 months following commencement of the Offering is as follows:

Period	Planned Activities
- Months 1–3	- Complete initial Offering closings; receive and allocate Offering proceeds; pay Offering-related expenses; establish or expand administrative, accounting, audit, legal, regulatory and compliance processes; maintain cash and cash-equivalent liquidity; begin evaluating fixed-income securities, cash-equivalent instruments, debt instruments, investment in affiliated or associated operating entities and other eligible assets.
- Months 3–6	- Begin deploying proceeds into assets selected by the Manager, including cash-equivalent instruments, short-duration fixed-income instruments, debt securities and, investment in affiliated or associated operating entities; continue building liquidity and cash-flow monitoring processes; evaluate whether additional capital is required based on the amount raised and the Company’s liquidity needs.
- Months 6–12	- Continue implementing the investment strategy; monitor asset performance, credit quality, liquidity, maturity profile and cash flows; support associated insurance and reinsurance operations where appropriate; evaluate whether investments are generating sufficient cash flows to support operating expenses and obligations under the Certificates; and adjust the investment plan, liquidity profile and operating plan as necessary.

We may modify this plan based on the amount and timing of proceeds raised, market conditions, availability of suitable assets, liquidity needs, operating expenses, associated insurance operations, regulatory and accounting considerations, and our obligations under the Certificates.

45

Whether Offering Proceeds Will Satisfy Cash Requirements

If we raise at least approximately $2,000,000, we believe that the net proceeds from this Offering, together with expected investment income and any available support from the Manager or its affiliates, will be sufficient to satisfy our anticipated cash requirements for the 12 months following commencement of the Offering at an initial operating level.

However, because this Offering has no minimum offering amount, we may raise less than $2,000,000. If we raise substantially less than $2,000,000, we may not have sufficient capital to fully implement our plan of operations. In that case, we may need to raise additional funds within the next six months to implement our plan of operations. Such additional funds may be sought through additional offerings, borrowings, asset sales, Manager or affiliate capital contributions, expense deferrals, or other financing arrangements.

The Manager currently intends to provide capital or other support to the Company if the Company does not raise sufficient proceeds to support its initial operating needs. However, unless otherwise expressly provided in a binding agreement, the Manager is not obligated to provide such support. There can be no assurance that additional capital or support from the Manager, affiliates or third parties will be available when needed, in the amounts required, on acceptable terms, or at all.

Expected Liquidity Needs

Our expected liquidity needs during the 12 months following commencement of the Offering include:

-	payment of Offering expenses;
-	audit, legal, regulatory, compliance, accounting, filing and administrative expenses;
-	management, operational and investment oversight expenses, to the extent payable or reimbursable;
-	cash reserves and working capital;
-	acquisition of fixed-income securities, cash-equivalent instruments, debt instruments and other assets;
-	potential purchases of assets from ULIC or other affiliated or associated entities;
-	support for associated insurance and reinsurance operations;
-	payment of interest or other amounts due under the Certificates, if any become due during the period; and
-	general corporate purposes.

Our actual liquidity needs may exceed our current expectations. Factors that may increase our liquidity needs include lower-than-expected Offering proceeds, higher-than-expected professional fees or operating expenses, delays in deploying capital into income-producing assets, lower-than-expected investment yields, credit deterioration, market illiquidity, adverse regulatory or accounting developments, increased needs of associated insurance operations, and inability to obtain additional capital from the Manager, affiliates or third parties.

Expected Capital Resources and Sources of Cash Flow

We expect our capital resources and sources of cash flow to include some or all of the following:

-	Net proceeds from this Offering. The proceeds of this Offering are expected to be our primary initial source of liquidity and capital.
-	Cash and cash equivalents. We expect to maintain a portion of our assets in cash, cash equivalents, treasury bills, short-duration instruments or other liquid assets.
-	Investment income. We expect to receive interest, principal, amortization, maturity proceeds, sale proceeds and other cash flows from fixed-income securities, debt instruments and other assets.
-	Returns from affiliated or associated transactions. We may receive cash flows, returns, repayments, distributions or other proceeds from investments involving, ULIC, Upstream Holdings or other affiliated or associated entities.

-	Manager or affiliate support. The Manager or its affiliates may provide capital contributions, liquidity support, expense support or other financial support. However, unless expressly stated in this Offering Circular or in a binding agreement, no such person is obligated to provide additional capital or support.
-	Additional financing or future offerings. We may seek additional capital through future securities offerings, debt financing, asset sales, refinancing transactions or other arrangements. There can be no assurance that any such financing will be available on acceptable terms or at all.

We expect to use available cash flows to pay operating expenses, maintain liquidity, acquire assets, support associated insurance and reinsurance operations, and satisfy obligations under the Certificates.

46

Anticipated Investment Timing

We do not expect to deploy all Offering proceeds immediately upon receipt. The timing of investment deployment will depend on the amount and timing of subscriptions, market conditions, availability of suitable assets, liquidity requirements, Certificate obligations, regulatory and accounting considerations, and opportunities to support associated insurance and reinsurance operations.

Initially, we expect to hold a portion of Offering proceeds in cash, cash equivalents, treasury bills, short-duration instruments or similar liquid assets while the Manager evaluates investment opportunities. The Manager may then allocate capital to fixed-income securities, debt instruments, assets intended to support asset-liability management objectives, assets intended to qualify as admitted assets, and assets invested into affiliated or associated entities.

We may delay or reduce investment activity if the Manager determines that suitable investments are not available, if we need to maintain liquidity, if market conditions are unfavorable, if affiliated asset transactions require additional review, or if we raise less proceeds than expected.

Dependence on Affiliate Performance and Investment Returns

Our ability to satisfy our operating expenses and obligations under the Certificates will depend in significant part on the amount of proceeds raised, the performance and liquidity of the assets we acquire, and the cash flows generated by those assets. To the extent we invest in, or otherwise transact with ULIC, Upstream Holdings or other affiliated or associated entities, our liquidity and financial condition may also depend on the performance, credit quality, liquidity and financial condition of those affiliated or associated entities.

If affiliated or associated entities experience adverse financial results, regulatory restrictions, liquidity constraints, credit deterioration, operational difficulties or other adverse developments, the value, liquidity or cash-flow profile of assets related to those entities could be negatively affected. In addition, if investment returns are lower than expected, if assets decline in value, if assets do not generate expected cash flows, or if assets become illiquid, we may have insufficient cash to pay operating expenses or satisfy obligations under the Certificates when due.

Satisfaction of Certificate Obligations

We expect to satisfy obligations under the Certificates, including any interest and principal payments, from available cash, cash equivalents, investment income, principal repayments, maturities, sale proceeds, returns from assets, and, if available, additional capital from the Manager, affiliates or third-party financing sources.

The Manager expects to consider our obligations under the Certificates when managing our liquidity, selecting assets, evaluating maturities, and determining the timing of investments. The Manager may seek to hold assets with maturity, duration, liquidity and cash-flow characteristics that it believes are appropriate in light of our expected payment obligations.

However, we do not intend to maintain a segregated reserve, sinking fund, trust account, escrow account, collateral account or other legally separate pool of assets dedicated exclusively to repayment of the Certificates. We also do not intend to maintain assets matched dollar-for-dollar against Certificate liabilities. Accordingly, our ability to make payments under the Certificates will depend on our general assets, cash flows, liquidity, investment performance, access to capital and financial condition at the time payment is due.

47

If Investments Underperform or Become Illiquid

If investments underperform, decline in value or become illiquid, we may seek to satisfy Certificate obligations and liquidity needs by taking one or more of the following actions:

-	using available cash, cash equivalents or short-duration liquid assets;
-	applying interest, principal, maturity or sale proceeds from other assets;
-	selling assets, including potentially at a discount or loss;
-	reducing, delaying or suspending additional investments;
-	reducing or delaying support for affiliated or associated operations;
-	reducing operating expenses where possible;
-	seeking capital contributions or other support from the Manager or affiliates;
-	seeking third-party financing, refinancing or additional securities offerings;
-	restructuring, refinancing or extending obligations, to the extent permitted and available; or
-	modifying our business plan or investment strategy.

These actions may not be successful. Assets may not be saleable when needed, may be saleable only at a loss, or may be subject to transfer restrictions, valuation uncertainty, regulatory limitations, credit deterioration or market illiquidity. The Manager, affiliates or third parties may not provide additional capital or financing. If we are unable to generate sufficient cash flows, liquidate assets, obtain additional financing or receive affiliate support, we may be unable to pay principal or interest on the Certificates when due.

Liquidity and Capital Resources

We are an early-stage company formed to support associated insurance and reinsurance operations. We have limited operating history and expect to rely initially on proceeds from this Offering as our primary source of capital and liquidity.

Although this Offering does not have a minimum offering amount, we currently believe that approximately $2,000,000 of capital will be required to commence operations and execute our business plan at an initial operating level. This amount is expected to support ordinary-course operating expenses, including audit, legal, regulatory, compliance, accounting, administrative and other expenses, as well as initial liquidity and investment activity.

48

Our short-term liquidity needs are expected to include Offering expenses, professional fees, regulatory and compliance expenses, administrative expenses, investment-related expenses, liquidity reserves, and amounts necessary to support obligations under the Certificates. Our long-term liquidity needs are expected to include ongoing operating expenses, investment management and oversight expenses, support for associated insurance and reinsurance operations, and payment of principal and interest under the Certificates.

We expect to satisfy our liquidity needs from net proceeds of this Offering, cash and cash equivalents, interest and principal payments from fixed-income securities and other assets, maturity and sale proceeds, returns from investments or transactions with affiliated or associated entities, potential capital contributions or other support from the Manager or affiliates, and, if available, additional financing or future offerings.

If we raise at least approximately $2,000,000, we currently believe that proceeds from this Offering, together with expected investment income and any available Manager or affiliate support, will satisfy our anticipated cash requirements for the next 12 months at an initial operating level. If we raise substantially less than $2,000,000, we may need to raise additional funds within the next six months to implement our plan of operations. We may also need additional funds if investment returns are lower than expected, assets become illiquid, operating expenses exceed expectations, associated insurance operations require greater support than anticipated, or we are unable to generate sufficient cash flows from our assets.

The Manager currently intends to provide capital or other support to the Company if the Company does not raise sufficient proceeds to support its initial operating needs. However, unless otherwise expressly provided in a binding agreement, the Manager is not obligated to provide such support. Additional capital may not be available when needed, in the amounts required, on acceptable terms, or at all.

Our ability to satisfy obligations under the Certificates will depend on our available cash, investment income, principal repayments, asset maturities, asset sale proceeds, investment performance, liquidity, access to additional capital and overall financial condition. To the extent we invest in, or otherwise transact with affiliated or associated entities, our liquidity and financial condition may depend in part on the performance, credit quality, liquidity and financial condition of those entities.

If investments underperform or become illiquid, we may be required to use available cash reserves, sell assets at a discount or loss, reduce or delay additional investments, reduce operating expenses, reduce or delay support for affiliated or associated operations, seek capital contributions or other support from the Manager or affiliates, obtain third-party financing, refinance obligations, or modify our business plan. There can be no assurance that any of these actions will be available or successful. If we are unable to generate sufficient cash flows, maintain sufficient liquidity, liquidate assets, obtain additional capital or receive affiliate support, we may be unable to satisfy our obligations under the Certificates, including payment of principal and interest when due.

The Fund’s insurance associates are subject to periodic examinations by state insurance departments. If such examinations identify significant findings or recommend significant changes to its operations, the Fund associates’ financial condition and results of operations could be affected.

The Company’s insurance associate operating as insurance companies are subject to undertake comprehensive financial examinations. Upstream Life Insurance Company (“ULIC”), as of the date of this Circular, is subject to examinations by the Texas Department of Insurance (“TDI”). In order to resolve open items related to the examination, TDI and ULIC entered into a consent order on August 5, 2024 (“Consent Order”), pursuant to which ULIC agreed to pay an immaterial administrative penalty and adopt certain governance changes. The Consent Order also required persons who control the Fund not serve as an officer or director, or direct or cause the directions of management and policies, of ULIC. The Fund believes that ULIC is in compliance with TDI statutes and that the current organizational structure of Upstream Holdings and ULIC is in accordance with the Consent Order.

49

The Company is not a party to the Consent Order, and the Consent Order does not impose any direct restrictions on the Company, its management, its assets, its operations, or its obligations under the Certificates. The Company is separately organized, managed, and controlled from ULIC, and the governance restrictions imposed by the Consent Order apply to ULIC and the specified persons’ ability to serve as officers or directors of ULIC or to direct or cause the direction of ULIC’s management and policies. The Company’s management and control are independent of ULIC, and the Company does not believe that the Consent Order has any material adverse effect on the Company’s operations, investment activities, use of offering proceeds, or ability to support associated insurance operations. Any transactions between the Company and ULIC, if any, will be conducted through each entity’s separate governance and approval processes and in accordance with applicable law.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

OF THE MANAGER

Directors and Officers of the Manager of the Company

Name	Position	Age	Approximate Hours per week
Colby Arceneaux	Chief Executive Officer and Secretary, Director	38	40+
Joseph Emerson	President, Chief Financial Officer and Treasurer, Director	40	40+
Kevin Hebert	President of Sales, Director	66	40+

Business Experience of Management

The success of the Issuer relies on the extensive experience and leadership of its Manager. The following individuals hold key positions with the Manager and are responsible for the day-to-day operations and strategic direction of the Company:

Colby Arceneaux

Mr. Arceneaux has served as our Chief Executive Officer and as a director since 2017. Mr. Arceneaux co-founded Upstream Holdings in 2016, prior to which he spent five years as Chief Financial Officer of Tank Specialties, a middle-market energy service company where he began his career in 2005. Mr. Arceneaux holds a Bachelor of Science degree in accounting and business administration from Northwestern State University and a Master of Accounting degree from Tulane University.

Joseph Emerson

Mr. Emerson has served as our Chief Financial Officer and as a director since 2022. Mr. Emerson holds a Bachelor of Science degree in finance and accounting from the University of Mississippi.

Kevin Hebert

Mr. Hebert has served as our President of Sales and as a director since 2017. Mr. Hebert has been a professional in the financial services industry for over 40 years.

50

No Bankruptcy, Investigations, or Criminal Proceedings

The Company is not a party to any legal proceedings that, individually or in the aggregate, could have a material adverse effect on the Company's business, financial condition or operating results.

The Company, the Principals, nor any of the Affiliates have been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of the Principals, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

COMPENSATION OF EXECUTIVE OFFICERS

Current Management and Service Arrangements

The Manager is responsible for managing the Company’s business and affairs. Although the Manager currently does not receive a management fee or other direct compensation from the Company for managing the Company, the Manager currently provides, or arranges for the provision of, management, operational, administrative, investment management and day-to-day services to the Company.

These services are currently provided pursuant to the Company’s operating agreement / the Manager’s appointment as manager of the Company. The Manager’s current responsibilities include, among other things:

-	overseeing the Company’s day-to-day business and operations;
-	administering the Offering and coordinating subscription, investor-relations and closing processes;
-	coordinating legal, audit, tax, accounting, regulatory, filing and compliance matters;
-	maintaining or arranging for the maintenance of the Company’s books, records and financial information;
-	overseeing the use of Offering proceeds;
-	evaluating and overseeing investment and asset-allocation activities;
-	coordinating liquidity management and asset-liability management objectives;
-	coordinating with Upstream Holdings, ULIC and other affiliated or associated entities;
-	reviewing potential affiliated transactions and asset purchases;
-	overseeing payment of Company expenses and obligations; and
-	performing other administrative and operational functions necessary to conduct the Company’s business.

Personnel Providing Services to the Company

The Company currently does not have a substantial number of dedicated employees. Management, operational, administrative, investment management and day-to-day services are currently provided by personnel of the Manager and/or personnel of affiliates or associated entities, including personnel associated with Upstream Holdings, ULIC and/or other affiliated or associated entities.

These individuals may include officers, managers, directors, employees, investment personnel, finance personnel, accounting personnel, legal and compliance personnel, risk management personnel, insurance operations personnel and administrative personnel of the Manager or its affiliates. These individuals may provide services to the Company on a part-time or shared basis and may also provide services to the Manager, Upstream Holdings, ULIC and other affiliated or associated entities.

51

The Company, the Manager, Upstream Holdings, ULIC and certain other entities may be affiliated or associated through common ownership, common control, overlapping management, shared personnel, service arrangements, business relationships or other arrangements. As a result, the individuals providing services to the Company may have duties, responsibilities or business relationships with multiple affiliated or associated entities.

No Current Management Fee

The Manager currently does not receive a management fee or other direct compensation from the Company for managing the Company. The Manager and its affiliates currently support the Company’s operations through shared personnel, administrative resources and other support services.

Although the Manager does not currently receive a management fee, the Company may reimburse the Manager or its affiliates for reasonable out-of-pocket expenses incurred on behalf of the Company, including legal, accounting, audit, regulatory, filing, compliance, administrative, insurance, technology and similar expenses. Any such reimbursement may be made without markup unless otherwise disclosed.

Future Management Agreement

The Company and the Manager may enter into a formal management agreement in the future. No such management agreement is currently in effect, and the terms of any future management agreement have not been finalized.

A future management agreement may provide for compensation to the Manager or its affiliates, which may include one or more of the following:

-	a management fee;
-	an administrative fee;
-	an investment management fee;
-	reimbursement of expenses;
-	reimbursement of overhead or personnel costs;
-	transaction fees;
-	servicing fees;
-	incentive compensation; or
-	other fees or compensation.

Any future management agreement could increase the Company’s expenses and reduce cash available to pay operating expenses, acquire assets, maintain liquidity, support associated insurance operations or satisfy obligations under the Certificates. The Company will update this Offering Circular as appropriate if it enters into a material management agreement or if the compensation arrangements between the Company, the Manager and their affiliates materially change.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Units	Upstream Life Securities Company	Direct ownership of 100 Units	N/A	100%
52

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

None.

SECURITIES BEING OFFERED

Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with being a Fund Cert-Holder, please see Exhibit 3 “Form of Investment Certificate”.

The business and affairs of the Fund shall be managed, operated, and controlled by or under the exclusive direction of the Manager. The Manager has the power, authority and discretion for, on behalf of and in the name of the Fund to take such actions as the Manager may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval, or knowledge of the Cert-Holders.

The Company is organized under the laws of the State of Louisiana. The choice of law clause and all rights and obligations arising therefrom will be governed by Louisiana law.

An investment certificate as a debt security is a financial instrument issued by a company, bank, or government that represents a promise to pay the holder a specified amount of interest over a fixed period of time, with the principal amount repaid at the end of the term. It is similar to a bond, where the investor lends money to the issuer in exchange for periodic interest payments and the return of the initial investment upon maturity.

Ranking

The Certificates are unsecured indebtedness of our Fund. The Certificates would rank junior to any of our secured indebtedness, including any other future debt that the Manager determines to be superior in rank.

Interest and Maturity

The Certificates will bear interest at a rate as specified on the form of Certificate issued to you at your initial issue date and as specified in the Subscription Booklet completed by you upon your initial application.

INTEREST RATE SHEET

Period	Interest Rate
3 years	7.00%
5 years	8.50%
10 years	10.00%

If elected, the Certificates will pay interest to the Cert-Holder monthly through cash distributions in arrears on the fifteenth (15th) day following each month-end (a month-end shall be the last calendar day of a month). At maturity, the Certificates will pay the entirety of unpaid accrued interest and principal. Interest will accrue on the basis of a 360-day year, compounding annually (a “Permitted Interest Withdrawal”).

The Certificates will mature as specified on the form of Certificate issued to you at your initial issue date and as specified in the Subscription Booklet completed by you upon initial application. The Fund may offer varying Maturity Dates at its sole discretion.

THE REQUIRED INTEREST PAYMENTS AND PRINCIPAL PAYMENT ARE NOT A GUARANTEE OF ANY RETURN TO YOU, NOR ARE THEY A GUARANTEE OF THE RETURN OF YOUR INVESTED CAPITAL.

While the Fund is required to make interest payments and principal payment as described above, we do not intend to establish a sinking fund to fund such payments. Therefore, our ability to honor these obligations will be subject to our ability to generate sufficient cash flow or procure additional financing in order to fund those payments. If we cannot generate sufficient cash flow or procure additional financing to honor these obligations, we may be forced to sell some or all of the Fund’s assets to fund the payments, or we may not be able to fund the payments in their entirety or at all. If we cannot fund the above payments, Cert-Holders will have claims against us with respect to such violation.

53

Optional Withdrawal at Election of Certificate Holder

The Cert-Holder, by providing written notice prior to the end of a calendar month, may annually (i.e. once during each 365 day period following the date of the Certificate) make a withdrawal during the term of the Certificate of up to 10% of the initial investment without a surrender charge, a Permitted Withdrawal; provided, however, that the Fund shall have the right to deny such withdrawal request to the extent it would cause the principal amount of the Certificate to fall below $25,000.00, or if the withdrawal request is made in the first thirty (30) days of the term of the Certificate. Any Permitted Withdrawal will be paid by the Fund on the next occurring Pay Date.

The Cert-Holder, by providing written notice prior to the end of a calendar month, may make a withdrawal of any principal amount of the Certificate. Any withdrawal that is not a Permitted Withdrawal or a Permitted Interest Withdrawal shall incur a surrender charge, which reduces the principal amount, equal to an amount, expressed as a percentage of the amount withdrawn, according to the percentages shown on the table on Annex B of the Investment Certificate, a Surrender Charge. The Fund shall have the right to deny such withdrawal request to the extent it would cause the principal amount of the Certificate to fall below $25,000.00, or if the withdrawal request is made in the first thirty (30) days of the term of the Certificate. Any withdrawal pursuant to this method will be paid on the next occurring Pay Date.

In the event that a deferral occurs, after the completion of the deferral period, the Cert-Holder, by providing written notice prior to the end of a Calendar Month, may withdraw any Principal Amount and/or Accrued Interest amount on the Certificate without incurring Surrender Charges; provided, however, that the withdrawal request is made in the first 30 days following the completion of the deferral period. Any deferral waiver payments will be paid by the Fund on the next occurring Pay Date.

Optional Redemption

We may redeem the Certificates, in whole or in part, without penalty at any time. Any redemption of a Certificate will be at a price equal to the then outstanding principal on the Certificates being redeemed, plus any accrued but unpaid interest on such Certificates. If we plan to redeem the Certificates, we are required to give notice (e-mail sufficient) of redemption not less than five (5) days nor more than sixty (60) days prior to any redemption date to each Cert-Holder’s address appearing in the securities register. In the event we elect to redeem less than all of the Certificates, the particular Certificates to be redeemed will be selected by the Fund by such method as the Fund shall deem fair and appropriate.

Merger, Consolidation or Sale

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the successor entity, if other than us:

(c)	is organized and existing under the laws of the United States of America or any United States, or U.S. state or the District of Columbia; and
(d)	assumes all of our obligations to perform and observe all of our obligations under the Certificates and provided further that no event of default shall have occurred and be continuing.

Restrictions of Transferability

There are substantial restrictions on the transferability on the Certificates under the terms of the form of Certificate and applicable state and federal securities laws. Before selling or transferring any Certificate, a Cert-Holder must obtain the written consent of the Fund and comply with applicable requirements of federal and state securities laws and regulations, including the financial suitability requirements of such laws and regulations. If there are restrictions imposed by federal or state law on the transfer of the Certificates, the Cert-Holders agree that they will refrain from engaging in such a transfer until the restriction(s) by law is lifted or no longer applies. Any such transfer while there is a restriction imposed by law will be void ab initio. It is the duty of the Cert-Holder, not the Company, to ensure there are no restrictions on transfer imposed by law. The Cert-Holder waives any claims and indemnifies the Company against a Cert-Holder’s claims or the purported transferee, derived from a void transfer transaction. The Company’s approval in writing pursuant to a transfer has no effect on such waiver and indemnification.

There is no market for the Certificates, and it is highly unlikely that any market for the Certificates will develop, and Investors should view the Certificates as solely a long-term investment.

The Certificates offered under this Circular have not been registered under the Securities Act nor by the securities regulatory authority of any state. The Certificates may not be resold unless they are registered under the Securities Act and registered or qualified under applicable state securities laws or unless exemptions from such registration and qualification are available.

54

Future Issuances

We may, from time to time, without notice to or consent of the Cert-Holders, increase the aggregate principal amount of any series of the Certificates outstanding by issuing additional Certificates in the future with the same terms of such series of Certificates, except for the issue date and Interest Rate, and such additional Certificates shall be consolidated with the applicable series of Certificates and form a single series. No consent of the Cert-Holders is required under the Certificates for the issuance of additional series of Certificates, including such additional series which may have payment priority superior to current Certificates.

Payment of Taxes and Other Claims

We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or assets; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which we have set apart and maintain an adequate reserve.

Events of Default

The following are events of default with respect to the Certificates:

•	if a deferral is not conducted, default in the payment of any interest on the Certificates when due and payable, which continues for 10 days, the cure period;
•	if a deferral is not conducted, default in the payment of any principal of or premium on the Certificates when due, which continues for 10 days, the cure period;
•	default in the performance of any other obligation or covenant contained in this Memorandum for the benefit of the Certificates, which continues for 120 days after written notice, the cure period; and
•	specified events in bankruptcy, insolvency or reorganization of us.

Voting Rights

There are no voting rights associated with the Certificates.

Liquidation Rights

Any liquidation of the Fund and its assets will occur in compliance with Louisiana law. Cert-Holders will not have any liquidation preference. The Certificates are unsecured.

Preemptive Rights

There are no preemptive rights associated with the Certificates.

Indemnification

There is no indemnification right for Cert-Holders. The Operating Agreement provides that a director or officer who acts in good faith, with reasonable and prudent care, and in the best interest of the Fund, is entitled to be indemnified by the Fund should the director or officer be made a party to a proceeding, brought or threatened, as a consequence of the director or officer acting in their official capacity. Directors and officers who fail to comply may be personally liable to the Fund for noncompliance.

Liabilities of the Cert-Holders

Cert-Holders shall not be personally liable for the debts and acts of the Fund solely due to the fact that the Cert-Holder owns Certificates of the Fund.

55

TAX TREATMENT

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Fund

The Fund is classified as a disregarded entity for federal tax purposes.

Tax Returns

Annually, the Fund will provide the Cert-Holder sufficient information from the Fund’s informational tax return for such persons to prepare their individual federal, state, and local tax returns. The Fund’s informational tax returns will be prepared by a tax professional selected by the Fund.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fail to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Fund’s Certificates, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Fund’s Certificates on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the Investor is investing the assets of any of the entities identified in the prior sentence in the Fund’s Certificates, the investor should satisfy themselves that:

1.	The investment is consistent with the investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

7.	The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Fund’s Certificates constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

56

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The Fund will be required to make annual and semi-annual filings with the SEC. The Fund will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The Fund will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months from January 1 through June 30. The Fund will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. The Fund will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The Fund may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

57

Part F/S

Upstream Life Securities Fund I, LLC.

A Louisiana Limited Liability Company

58

Independent Auditor’s Report

To the Manager of

Upstream Life Securities Fund I, LLC

Opinion

We have audited the accompanying financial statements of Upstream Life Securities Fund I, LLC (the “Company”), which comprise the balance sheet as of December 31, 2025, and the related statements of operations, changes in member's deficit, and cash flow for the period from September 30, 2025 (inception) to December 31, 2025 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the related statements of operations, changes in member's deficit, and cash flow for the period from September 30, 2025 (inception) to December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

59

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements include no assets or equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management's plans regarding those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida
March 4, 2026

60

Upstream Life Securities Fund I, LLC
Balance Sheet
As of December 31, 2025

ASSETS
Current Assets
Cash	$ -
Total Current Assets	-

TOTAL ASSETS	$ -

LIABILITIES AND MEMBER'S EQUITY
Current Liabilities
Total Current Liabilities	$ -

TOTAL LIABILITIES	-

Member's Equity
Class A Units, 100,000 authorized, and 100,000 issued
and outstanding as of December 31, 2025	100
Member receivable	(100)
TOTAL MEMBER'S EQUITY	-

TOTAL LIABILITIES AND
MEMBER’S EQUITY	$ -

The accompanying notes are an integral part of this financial statement.

61

Upstream Life Securities Fund I, LLC
Statement of Operations
For the period from September 30, 2025 to December 31, 2025

REVENUE
Total revenue	$ -

EXPENSES
Total operating expenses	-

LOSS FROM OPERATIONS	-

OTHER INCOME (EXPENSES)	-

NET LOSS	$ -

The accompanying notes are an integral part of this financial statement.

62

Upstream Life Securities Fund I, LLC
Statement of Cash Flows
For the period from September 30, 2025 to December 31, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Income (Loss)	$ -
Adjustments to reconcile net income (loss)
to net cash provided by (used in)
operating activities:

Net cash used by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution from member	-

Net cash provided by financing activities	-

NET INCREASE IN CASH	-

Cash at beginning of year	-
Cash at end of year	$ -

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest	$ -
Cash paid during year for income taxes	$ -
Member receivable recorded for initial investment	$ 100

The accompanying notes are an integral part of this financial statement.

63

Upstream Life Securities Fund I, LLC
Statement of Member's Equity
For the period from September 30, 2025 to December 31, 2025

Class A
	Units $0 Par	Total
	Value	Member's Equity

September 30, 2025	-	$ -

Issuance of Class A Units	100	-
Contribution from Member	-	-

Net income (loss)	-	-

December 31, 2025	100	$ -

The accompanying notes are an integral part of this financial statement.

64

UPSTREAM LIFE SECURITIES FUND I, LLC

Notes to Financial Statements

December 31, 2025

Note A – Nature of Business and Organization

Nature of Operations

Upstream Life Securities Fund I, LLC was organized as a Louisiana Limited Liability Company to create financial products for distribution and produce investment returns on generated assets.

Note B – Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Financial Instruments

The Company's financial instruments consist primarily of cash and investments. The carrying value of the financial instruments are considered to be representative of their respective fair value.

Revenue Recognition

The Company recognizes revenue in accordance with U.S. GAAP. The Company did not produce any revenue for the period ending December 31, 2025.

Income Taxes

The Company, with the consent of its member, has elected to be taxed as a disregarded entity. In lieu of income taxes, the member of disregarded entities are taxed on their share of the Company's taxable income. Therefore, no provision or liability for income taxes has been included in the financial statements.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Note C – Going Concern

These financial statements are prepared on a going concern basis. The Company has not yet begun operations and has incurred losses since inception that require capital commitments. These factors raise substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The Company intends to fund its operations with funding from its owner as deemed necessary. The accompanying financial statements do not take into account any adjustments that could result from these uncertainties.

65

Note D – Member’s Capital

Contributions

In accordance with Upstream Life Securities Fund I, LLC, if the Manager of the Company determines that additional funds are required by the Company to meet the Company's operating expenses, the member of the Company have the right, but not the obligation to contribute the additional funds. The additional funds may be provided in the form of member loans, additional capital contributions, or a combination of both to the Company; as determined by the Manager in their sole and absolute discretion.

As of December 31, 2025, Upstream Life Securities Fund I, LLC has the authority to authorize an unlimited amount of Units and has 100 Units issued and outstanding. Upstream Life Securities Fund I, LLC received a total of $0 in member contributions during the period December 31, 2025.

Voting Rights

Each Unit shall be entitled to one (1) vote per Unit on each matter to which the Unitholders are entitled to vote under this Agreement, the Act or applicable law.

Profit and Loss Allocation

Allocations of net profits and losses, as determined for each taxable year of the Company, shall be allocated among the member pro rata in proportion to their ownership of the membership interest, as outlined in the Operating Agreement.

Distributions

Distributable cash from operations, as defined in the Operating Agreement, shall be determined at such times and in such amounts by the Managing Member. The member shall receive distributions at the same time without preference or priority of any single member, and distributed to the member after certain priority payments have been made, as outlined in the Operating Agreement.

Note E - Subsequent Events

Subsequent events have been evaluated through March 4, 2026, which is the date the financial statements were available to be issued.

66

PART III—EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Articles of Organization of Upstream Life Securities Fund I, LLC*
2.2	Operating Agreement of Upstream Life Securities Fund I, LLC*
3	Form of Investment Certificate
4.1	Form of Subscription Agreement*
6.1
6.2
6.3
6.4
6.5
6.6
11.1	Consent of Auditor
12.1	Opinion of Red Rock Securities Law*

* Included with the initial Form 1-A filed on April 21, 2026

67

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Mississippi on July 8, 2026.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

Upstream Life Securities Fund I, LLC

265 North Lamar Blvd., Suite A
Oxford, MS 38655

By: Upstream Life Securities Company, Manager

Name: Colby Arceneaux

Title: Chief Executive Officer of the Manager

Date: July 8, 2026

Location signed: Oxford, Mississippi

This Offering Statement has been signed by the following principals in the capacities and on the dates indicated:

/s/ Colby Arceneaux

Colby Arceneaux, Chief Executive Officer of the Manager of the Company

Date: July 8, 2026

Location signed: Oxford, Mississippi

/s/ Joseph Emerson

Joseph Emerson, Chief Financial Officer and chief accounting officer of the Manager of the Company

Date: July 8, 2026

Location signed: Oxford, Mississippi